As filed with the Securities and Exchange Commission on July 20, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Direxion Shares ETF Trust II

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

6799

(Primary Standard Industrial Classification Code Number)

27-6710917

(I.R.S. Employer Identification Number)

33 Whitehall Street, 10th Floor
New York, New York 10004

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Daniel D. O’Neill
33 Whitehall Street, 10th Floor
New York, New York 10004

Copies to:
Adam R. Henkel	Francine J. Rosenberger
U.S. Bancorp Fund Services, LLC	K&L Gates LLP
615 East Michigan	1601 K Street, NW
Milwaukee, WI 53202	Washington, DC 20006

(Name, address, including zip code, and telephone number, including area code, of agent for service)
(Approximate date of commencement of proposed sale to the public)

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
☐

Large accelerated filer	☐

Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☑

Smaller reporting company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Direxion Daily Gold Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Gold Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Silver Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Silver Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Euro Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Euro Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Japanese Yen Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Japanese Yen Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Dollar Bull 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion Daily Dollar Bear 3X Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843
Direxion S&P 500® Dynamic VEQTOR Shares - Shares of Beneficial Interest	N/A	$40.00	$10,000,000	$7,843

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Trust may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 20, 2010

DIREXION SHARES ETF TRUST II

_______________, 2010

Proposed Maximum Aggregate Offering
Title of Securities to be Registered	Price Per Fund
Direxion Daily Gold Bull 3X Shares	$10,000,000
Direxion Daily Gold Bear 3X Shares	$10,000,000
Direxion Daily Silver Bull 3X Shares	$10,000,000
Direxion Daily Silver Bear 3X Shares	$10,000,000
Direxion Daily Japanese Yen Bull 3X Shares	$10,000,000
Direxion Daily Japanese Yen Bear 3X Shares	$10,000,000
Direxion Daily Dollar Bull 3X Shares	$10,000,000
Direxion Daily Dollar Bear 3X Shares	$10,000,000
Direxion Daily Euro Bull 3X Shares	$10,000,000
Direxion Daily Euro Bear 3X Shares	$10,000,000
Direxion S&P 500® Dynamic VEQTOR Shares	$10,000,000

Direxion Shares ETF Trust II (the “Trust”) is a Delaware statutory trust currently organized into separate series. The series of the Trust listed above (each, a “Fund” and collectively, the “Funds”) issue common units of beneficial interest which represent units of fractional undivided beneficial interest in and ownership of only that Fund (“Shares”). Each Fund’s Shares will be offered separately.

This Prospectus describes the general terms that apply to these securities and the general manner in which they will be offered. The amounts of any securities to be offered, and any updates to the terms and manner of the offering, will be described in a supplement to this Prospectus.

The Shares of each Fund are listed on the New York Stock Exchange Archipelago (the “NYSE Arca”) as set forth in this Prospectus.

With the exception of the Direxion S&P 500® Dynamic VEQTOR Fund (the “Dynamic VEQTOR Fund”), the Funds with the word “3X” in their name seek daily leveraged investment results and are intended to be used as short-term trading vehicles.  The 3X Funds are collectively referred to as the “Leveraged Funds.”  The Leveraged Funds are not intended to be used by, and are not appropriate for, investors who do not intend to actively monitor and manage their portfolios.  The Leveraged Funds are very different from most mutual funds and exchange-traded funds.  Investors should note that:

(1)  The Leveraged Funds pursue daily leveraged investment goals, which means that the Leveraged Funds are riskier than alternatives that do not use leverage because the Leveraged Funds magnify the performance of the target benchmark.

(2)  Each Leveraged Bear Fund pursues investment goals which are inverse to the performance of its target benchmark.

(3)  The Leveraged Funds seek daily leveraged investment results.  The pursuit of these investment goals means that the return of a Leveraged Fund for a period longer than a full trading day will be the product of the series of daily leveraged returns for each trading day during the relevant period.  As a consequence, especially in periods of market volatility, the path of the target benchmark during the longer period may be at least as important to a Leveraged Fund’s return for the longer period as the cumulative return of the target benchmark for the relevant longer period.  Further, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of the Fund’s stated goal and the performance of the target benchmark for the full trading day.  The Leveraged Funds are not suitable for all investors.

The Funds with the word “Bull” in their name (collectively, the “Bull Funds”) attempt to provide investment results (before fees and expenses) that correlate positively to three times (300%) the daily return of a target benchmark, meaning a Bull Fund attempts to move in the same direction as the target benchmark. The Funds with the word “Bear” in their name (collectively, the “Bear Funds”) attempt to provide investment results (before fees and expenses) that correlate negatively to three times (300%) the inverse (opposite) return of a target benchmark, meaning that the Bear Funds attempt to move in the opposite or inverse direction of the target benchmark.

The Dynamic VEQTOR Fund attempts to provide investment results (before fees and expenses) that correlate directly to the S&P 500® Dynamic VEQTOR Index.

Each Fund generally invests in commodity-based or currency-based instruments whose value is derived from the value of an underlying asset, rate or index (“Financial Instruments”) as a substitute for investing directly in a commodity or currency in order to gain exposure to the commodity index, commodity or currency. With the exception of the Dynamic VEQTOR Fund, which is not a “Bull” or a “Bear” fund, Financial Instruments also are used to produce economically “leveraged” or “inverse” investment results and include futures contracts and options on futures contracts, swap agreements, forward contracts and other commodity-based or currency-based options contracts.

The Leveraged Funds are designed to be utilized only by sophisticated investors, such as traders and active investors employing dynamic strategies.  Such investors are expected to monitor and manage their portfolios frequently.  Investors in the Leveraged Funds should:

(a) understand the risks associated with the use of leverage,
(b) understand the consequences of seeking daily leveraged investment results,
(c) understand the risk of shorting, and
(d) intend to actively monitor and manage their investments.

Investors who do not understand the Leveraged Funds or do not intend to actively manage their funds and monitor their investments should not invest in the Leveraged Funds.  There is no assurance that any of the Funds offered in this prospectus will achieve their objectives and an investment in a Fund could lose money.  No single Fund is a complete investment program.

Each Fund continuously offers and redeems its Shares in blocks of 50,000 Shares (“Creation Units”). Only authorized participants, an entity that has entered into an Authorized Participant Agreement with one or more of the Funds (“Authorized Participant”), may purchase and redeem Shares from a Fund and then only in Creation Units. Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective net asset value per Share (“NAV”). Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV and the supply of and demand for the Shares at the time of the offer. Shares from the same Creation Unit may be offered at different times and may have different offering prices based upon the above factors. The form of Authorized Participant Agreement and related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants do not receive from any Fund, Direxion Asset Management, LLC (the “Sponsor”), or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public.

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE [__].

•	Financial Instrument trading prices are volatile and even a small movement in market prices could cause large losses.
•	The success of each Fund’s trading program depends upon the skill of the Sponsor and its trading principals.
•	Investors could lose all or substantially all of their investment.
•	Investors pay fees in connection with their investment in Shares, including a fee of xx% per annum of a Fund’s average daily NAV.

An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. None of the Funds are a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and none is subject to regulation thereunder.  The Funds are subject to regulations as commodity pools under the Commodity Exchange Act and their sponsor is subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator and a commodity trading advisor.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

COMMODITY FUTURES TRADING COMMISSION
RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NAV OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL, AT PAGE [__], AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE [__].

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES [__] THROUGH [__].

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF EACH FUND ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained at the offices of: Foreside Fund Services, LLC, located at 3 Canal Plaza, Suite 100, Portland, Maine 04101.

•
Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of:  The Bank of New York Mellon, One Wall Street, New York, New York 10286.

•
All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o Direxion Asset Management, LLC, 33 Whitehall Street, 10th Floor, New York, NY  10004.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE UNITED STATES COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.DIREXIONSHARES.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE IN THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THE FUNDS WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

THE DIVISION OF INVESTMENT MANAGEMENT OF THE SEC REQUIRES THAT THE FOLLOWING STATEMENT BE PROMINENTLY SET FORTH HEREIN: “NEITHER DIREXION SHARES ETF TRUST II NOR ANY SERIES THEREOF IS A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE 1940 ACT AND IS NOT SUBJECT TO REGULATION THEREUNDER.”

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

DIREXION SHARES ETF TRUST II

i

Yen
Euro	45

DESCRIPTION OF THE U.S. DOLLAR INDEX	45

DESCRIPTION OF THE S&p500® DYNAMIC VEQTOR BENCHMARK	46

USE OF PROCEEDS	47

CHARGES	48

Breakeven Table	48
Organization and Offering Stage	48
Operational Stage	49

WHO MAY SUBSCRIBE	50

CREATION AND REDEMPTION OF SHARES	50

Creation Procedures	51
Redemption Procedures	52
Suspension or Rejection of Redemption Orders	53
Creation and Redemption Transaction Fee	53
Special Settlement	53

LITIGATION	53

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL	54

TERMS OF THE TRUST AGREEMENT	54

Description of the Shares	54
Principal Office; Location of Records	54
The Funds	55
The Trustee	55
The Sponsor	56
Fiduciary and Regulatory Duties of the Sponsor	57
Ownership or Beneficial Interest in the Funds	58
Management; Voting by Shareholders	58
Recognition of the Trust and the Funds in Certain States	58
Possible Repayment of Distributions Received by Shareholders	59
Shares Freely Transferable	59
Book-Entry Form	59
Reports to Shareholders	59
Net Asset Value	59
Intraday Indicative Value (“IIV”)	60
Termination Events	61

DISTRIBUTIONS	61

THE ADMINISTRATOR	61

THE CUSTODIAN	61

THE TRANSFER AGENT	61

DISTRIBUTOR	62

FUTURES COMMISSION MERCHANGE	62

ii

Margin Levels Expected to be Held at the FCM	62

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY	63

SHARE SPLITS	63

CONFLICTS OF INTEREST	64

MATERIAL CONTRACTS	64

Administrative Agency Agreement	64
Custodian Agreement	64
Distribution Agreement	65
Futures Account Agreement	65

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	65

Status of the Funds	67
U.S. Shareholders	68

PURCHASES BY EMPLOYEE BENEFIT PLANS	76

General	77
“Plan Assets”	77
Ineligible Purchasers	77

PLAN OF DISTRIBUTION	78

LEGAL MATTERS	79

EXPERTS	79

WHERE INVESTORS CAN FIND MORE INFORMATION	80

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS	80

PRIVACY POLICY	79

iii

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to this Prospectus before deciding to invest in any Shares. For ease of reference, any references throughout this Prospectus to various actions taken by each of the Funds are actually actions that the Trust has taken on behalf of such Funds.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE ABOVE DISCLOSURE IS LIMITED TO INVESTMENT POOLS AND ACCOUNTS THAT TRADE IN COMMODITY FUTURES.

Overview

The Funds offer investors the opportunity to obtain leveraged or long exposure to commodities indices, particular commodities or particular currencies.

Each Leveraged Fund seeks a multiple of 300% of the return (before fees and expenses) of its target benchmark, particular commodity or currency on a given day.  The Leveraged Funds seek to provide daily leveraged investment results, before fees and expenses, which correspond to the performance of a particular index, commodity or currency.

The Direxion S&P 500® Dynamic VEQTOR Shares (the “Dynamic VEQTOR Fund” or the “Non-leveraged Fund”) seeks 100% of the return (before fees and expenses) of its benchmark index on a given day.  The Non-leveraged Fund seeks to provide daily investment results, before fees and expenses, which correspond to the performance of the S&P Dynamic VEQTOR Index.

Important Information Regarding the Leveraged Funds:  Each Leveraged Fund seeks daily leveraged investment results.  The pursuit of daily leveraged goals means that the Leveraged Fund is riskier than alternatives that do not use leverage because the Leveraged Fund’s objective is to magnify the performance of its benchmark.  The pursuit of daily leveraged investment goals means that the return of the Leveraged Fund for a period longer than a full trading day may bear no resemblance to 300% of the return of the benchmark for such longer period because the aggregate return of the Leveraged Fund is the product of the series of daily leveraged returns for each trading day.  The path of the benchmark during the longer period may be at least as important to the Leveraged Fund’s return for the longer period as the cumulative return of the benchmark for the relevant longer period, especially in periods of market volatility.  Further, the return for investors that invest for periods less than a full trading day or for a period different than a trading day will not be the product of the return of the Leveraged Fund’s stated goal and the performance of the target benchmark for the full trading day.

The Leveraged Funds are designed to be utilized only by knowledgeable investors who understand the potential consequences of seeking daily leveraged investment results, understand the risks associated with the use of leverage and are willing to monitor their portfolios frequently.  The Leveraged Funds are not intended to be used by, and is not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

As used in this prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the close of the markets one trading day to the close of the markets on the next trading day.  The Funds with the word “Bull” in their name (collectively, the “Bull Funds”) attempt to provide investment results (before fees and expenses) that correlate positively to three times (300%) the daily return of a target benchmark, meaning the Bull Funds attempt to move in the same direction as the target benchmark.

Bull Fund Name	Benchmark
Direxion Daily Gold Bull 3X Shares	Daily performance of COMEX gold futures
Direxion Daily Silver Bull 3X Shares	Daily performance of COMEX silver futures
Direxion Daily Japanese Yen Bull 3X Shares	U.S. Dollar price of the Japanese Yen
Direxion Daily U.S. Dollar Bull 3X Shares	U.S. Dollar Index
Direxion Daily Euro Bull 3X Shares	U.S. Dollar price of the Euro

The Funds with the word “Bear” in their name (collectively, the “Bear Funds”) attempt to provide investment results  (before fees and expenses) that correlate negatively to three times (300%) the inverse (opposite) return of a target benchmark, meaning that the Bear Funds attempt to move in the opposite or inverse direction of the target benchmark.

Bear Fund Name	Benchmark
Direxion Daily Gold Bear 3X Shares	Daily performance of COMEX gold futures
Direxion Daily Silver Bear 3X Shares	Daily performance of COMEX silver futures
Direxion Daily Japanese Yen Bear 3X Shares	U.S. Dollar price of the Japanese Yen
Direxion Daily U.S. Dollar Bear 3X Shares	U.S. Dollar Index
Direxion Daily Euro Bear 3X Shares	U.S. Dollar price of the Euro

The correlations sought by the Bull Funds and the Bear Funds are generally a multiple of the returns of the target investment.  For example, the target investment for the Direxion Daily Gold Bull 3X Shares is 300% of the daily price performance of COMEX gold futures, while the target investment for the Direxion Daily Gold Bear 3X Shares is 300% of the inverse, or opposite, of the daily price performance of COMEX gold futures.  If, on a given day, the COMEX gold futures gains 1%, the Direxion Daily Gold Bull 3X Shares is designed to gain approximately 3% (which is equal to 300% of 1%), while the Direxion Daily Gold Bear 3X Shares is designed to lose approximately 3%.  Conversely, if COMEX gold futures loses 1% on a given day, the Direxion Daily Gold Bull 3X Shares is designed to lose approximately 3%, while the Direxion Daily Gold Bear 3X Shares is designed to gain approximately 3%.

Direxion Asset Management, LLC serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The principal office of the Sponsor and each of the Funds is located at 33 Whitehall Street, 10th Floor, New York, New York, 10004.  The telephone number of the Sponsor and each of the Funds is 866-476-7523.

Purchases and Sales in the Secondary Market on the NYSE Arca

The Shares of each Fund are listed on the NYSE Arca under the following symbols:

Fund	Ticker Symbol
Direxion Daily Gold Bull 3X Shares	[ ]
Direxion Daily Gold Bear 3X Shares	[ ]
Direxion Daily Silver Bull 3X Shares	[ ]
Direxion Daily Silver Bear 3X Shares	[ ]
Direxion Daily Japanese Yen Bull 3X Shares	[ ]
Direxion Daily Japanese Yen Bear 3X Shares	[ ]
Direxion Daily U.S. Dollar Bull 3X Shares	[ ]
Direxion Daily U.S. Dollar Bear 3X Shares	[ ]
Direxion Daily Euro Bull 3X Shares	[ ]
Direxion Daily Euro Bear 3X Shares	[ ]
Direxion S&P 500® Dynamic VEQTOR Shares	[ ]

Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges. The Shares of each Fund trade on the NYSE Arca, like any other exchange-listed security.

Creation and Redemption Transactions

Only Authorized Participants may purchase (i.e., create) or redeem Creation Units of Shares in each Fund. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

Breakeven Table

See “Charges—Breakeven Table” on page [__] of this Prospectus for detailed Breakeven Tables.

Breakeven Amounts

The Funds will be profitable only if the daily returns from a Fund’s investments plus any income received on those investments exceed a Fund’s fees, costs and expenses. It is not possible to predict whether a Fund will breakeven at the end of the first twelve months of an investment.

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months of an investment is xx% (or $[xx] for the initial offering price per Share of $40.00) for each of the Funds.

See “Charges—Breakeven Table,” on page [__], for detailed Breakeven Amounts and Tables.

Risk Factors

An investment in the Shares has risks. The “Risk Factors” section of this Prospectus contains a detailed discussion of the most important risks. Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below and other risks of investment in the Shares.

Risks Related to the Funds’ Operations and Management

•	There is risk that the objectives of the Funds will not be met.

•	The Funds have no operating history, and, as a result, investors have only no performance history to serve as a factor for evaluating an investment in any Fund.

•	While close tracking of any Fund to its benchmark may be achieved on any single trading day, several factors may affect their ability to consistently achieve this correlation.

•
Over a period of time in excess of one day, the cumulative percentage increase or decrease in the NAV of the Shares of a Leveraged Fund may diverge significantly from a multiple or inverse multiple of cumulative percentage decrease or increase in the relevant benchmark due to a compounding effect.  Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than one day.

•	Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

•	Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

•	An investor may be adversely affected by lack of independent advisers representing investors.

•	Possibility of termination of the Funds may adversely affect an investor’s portfolio.

•
The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

•
The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

•	The Leveraged Funds’ use of leverage and/or short positions could be considered to be speculative and could result in the total loss of an investor’s investment.

•	Fewer representative commodities may result in greater benchmark volatility, which could adversely affect an investment in the Shares.

•
Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

•	Trading on commodity exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

•	An investment in the Shares may be adversely affected by competition from other methods of investing in commodities or currencies.

•
The presence of “contango” in the market prices of benchmark commodity futures contracts will generally adversely affect the value of the related Bull Funds, and the presence of “backwardation” in the market prices of benchmark commodity futures contracts will generally adversely affect the value of the related Bear Funds.

•
Leveraged Funds that are designed to track a multiple or inverse multiple of the daily performance of precious metals (the “Commodity Funds”) do not invest in precious metals as certain other exchange traded products do. Rather the Commodity Funds use Financial Instruments to gain exposure to these precious metals. Not investing directly in precious metals may introduce additional tracking error and the Commodity Funds are subject to the effects of contango and backwardation described above.

•	Funds are subject to counterparty risks, credit risks and other risks associated with swap agreements and forward contracts, which could result in significant losses to the Funds.

•
Each Fund seeks to track its respective benchmark, and in the case of Bull Funds and Bear Funds, a multiple or inverse multiple thereof, on an daily basis at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes a Leveraged Fund’s NAV to decline, thereby causing losses to such Fund.

•	Investors who only invest in any one of the Leveraged Funds may not be able to profit if the market value of the underlying benchmark moves against such investment.

•
A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

•	Fees are charged regardless of profitability and may result in depletion of assets.

•	Possible illiquid markets may exacerbate losses.

•	Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

•
Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed when a settlement price is not available on the date of NAV calculation.

•
Changes in currency exchange rates and the relative value of the Japanese Yen and the Euro will affect the value of your investment in the Direxion Daily Japanese Yen Bull 3X Shares, Direxion Daily Japanese Yen Bear 3X Share, Direxion Daily Euro Bull 3X Shares and Direxion Daily Euro Bear 3X Shares (“Currency Funds”).

•
With respect to the Currency Funds, substantial purchases or sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Currency Funds.

•	Geographic concentration of investments in the currencies of any one country may subject a Currency Fund to greater volatility than geographically diversified funds.

•	The market price of gold and silver is highly unpredictable which creates a potential for losses.

Risks Related to the Funds’ Shares

•	The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

•	The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

•	The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

•
Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

•	NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

•	Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

•	Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

•	The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

•
Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

•
A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

•	Shareholders of each Fund will be subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

•
Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the Internal Revenue Service (“IRS”) does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

•	Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Risks Related to Regulatory Requirements and Potential Legislative Changes

•	The Funds are subject to regulatory risk associated with futures contracts that could adversely affect the Funds’ operations and profitability and cause conflicts of interest.

•	Failure of FCMs to segregate assets may increase losses in the Funds.

•	Regulatory changes or actions may alter the operations and profitability of the Funds.

•	Legislative changes are being proposed that could make it more difficult, if not impossible, for the Funds, particularly the Leveraged Funds, to operate.

Investment Objectives

Investment objectives of the Bull Funds:

Each Bull Fund seeks daily leveraged investment results (before fees and expenses) that correlate positively to three times (300%) the daily return of its target benchmark.  If a Bull Fund is successful in meeting its objective, its value in a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as its corresponding benchmark when the benchmark rises during a given day. Conversely, its value in a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the corresponding benchmark when the benchmark declines during a given day. Each Bull Fund acquires long exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Bull Fund’s benchmark, such that each Bull Fund has approximately 300% exposure to the corresponding benchmark at the time of the NAV calculation.

Each Bull Fund seeks to remain fully invested at all times consistent with its stated goal.  At the close of the markets each trading day, the Sponsor positions each Bull Fund’s portfolio so that its target benchmark is consistent with the Fund’s investment objective.  The impact of the relevant benchmark’s movements during the day will affect whether a Fund’s portfolio needs to be re-positioned.  For example, if a Bull Fund’s benchmark has risen on a given day, net assets of the Fund should rise, meaning that the Fund’s exposure will need to be increased.  Conversely, if a Bull Fund’s benchmark has fallen on a given day, net assets of the Fund should fall, meaning the Fund’s exposure will need to be reduced.

Investment objectives of the Bear Funds:

Each “Bear” Fund seeks daily leveraged investment results (before fees and expenses) that correlate negatively to three times (300%) the inverse (opposite) return of its target benchmark. If a “Bear” Fund is successful in meeting its objective, its value in a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as its corresponding benchmark when the benchmark falls in a given day. Conversely, its value in a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the corresponding benchmark when the benchmark rises in a given day. Each Bear Fund acquires short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Bear Fund’s benchmark, such that each Bear Fund has approximately 300% exposure to the corresponding benchmark at the time of the NAV calculation.

Each Bear Fund seeks to remain fully invested at all times consistent with its stated goal.  At the close of the markets each trading day, the Sponsor positions each Bear Fund’s portfolio so that its exposure to its target benchmark is consistent with the Fund’s investment objective.  The impact of the relevant benchmark’s movements during the day will affect whether a Fund’s portfolio needs to be re-positioned.  For example, if a Bear Fund’s benchmark has fallen on a given day, net assets of the Fund should rise, meaning that the Fund’s exposure will need to be increased.  Conversely, if a Bear Fund’s benchmark has risen on a given day, net assets of the Fund should fall, meaning the Fund’s exposure will need to be reduced.

Investment objective of the Dynamic VEQTOR Fund:

The Dynamic VEQTOR Fund seeks investment results (before fees and expenses) that generally correspond to the performance of the S&P 500® Dynamic VEQTOR Index (the “Dynamic VEQTOR Index”). The Dynamic VEQTOR Fund seeks to remain fully invested at all times consistent with its stated goal.  At the close of the markets each trading day, the Sponsor positions the Fund’s portfolio so that its exposure to the Dynamic VEQTOR Index is consistent with the Fund’s investment objective.  The impact of the Dynamic VEQTOR Index’s movements during the day will affect whether the Fund’s portfolio needs to be re-positioned.  For example, if the Dynamic VEQTOR Index has risen on a given day, net assets of the Fund should rise, meaning that the Fund’s exposure will need to be increased.  Conversely, if the Dynamic VEQTOR Index has fallen on a given day, net assets of the Fund should fall, meaning the Fund’s exposure will need to be reduced.  The Fund will concentrate its investment in a particular industry or group of industries to approximately the same extent as the Index is so concentrated.

Principal Investment Strategies

In seeking to achieve each Fund’s daily investment objective, the Sponsor uses statistical and quantitative analysis to determine the investments each Fund makes and the techniques it employs.  Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning each Fund’s investments in accordance with its daily investment objective.  As a consequence, if a Fund is performing as designed, the return of the index or benchmark will dictate the return for that Fund.  Each Fund pursues its investment objective regardless of the market conditions and does not take defensive positions.

Each Fund invests principally in any one of or combinations of the Financial Instruments described below with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor. Assets of each Fund not invested in Financial Instruments are held in cash or invested in cash equivalents and/or U.S. Treasury Securities or other high credit quality short- term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that serve as collateral for the Financial Instruments. The types of commodity interests in which each Fund invests may vary daily.  The Funds do not currently intend to invest directly in any commodity or currency but may invest directly in U.S. Treasury securities.

Swap Agreements

Swap agreements are bilateral derivative contracts that are entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap, the parties agree to exchange the returns on an “underlier,” which could be an asset, an investment, loans or a basket of equity investments, an instrument or an index in exchange for a fixed or floating rate of return based on an interest rate (commonly referred to as the interest rate leg of the swap) in respect of a predetermined (notional) amount. Swap agreements may be entered into over-the-counter or, if they are standardized, on an exchange. In the case of futures contracts based on indices, the reference interest rate is zero. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap may be linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by a Bull Fund, absent fees, transaction costs and interest, the Bull Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases. In a typical swap agreement entered into by an Bear Fund, absent fees, transaction costs and interest, the Bear Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity, currency or other asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. A forward contact may arrange for an upfront payment or a payment upon an exchange that is forward in time.  Forward contracts are, in general, not cleared or guaranteed by a third party if they are traded over-the-counter.  A forward contract that is standardized in terms of price, quantity and other features, and is margined and traded on an exchange is a futures contract. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved if they trade the forward over-the-counter. Moreover, there is generally no direct means of offsetting or closing out an OTC forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out an OTC forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for forward contracts based on foreign exchange underliers may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties enter into standardized master agreements that call for collateral, or margin to be posted in order to secure positions.

Futures Contracts

A futures contract is a standardized contract traded on, and subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy, metals and other assets or indices. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts and certain commodity futures contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Options

Option contracts grant one party a right, for a price, either to buy or sell forward contracts, futures contracts or currencies at a fixed price during a specified period or on a specified day.

How the Leveraged Funds Expect to Obtain 300% (or -300%) Exposure to the Corresponding Benchmark

Each Leveraged Fund attempts to have total exposure to the corresponding benchmark that equals 300% of fund assets for the Bull Funds, and -300% of fund assets for the Bear Funds, at the time NAV is calculated.

To achieve this, each Leveraged Fund holds some combination of Financial Instruments (swap contracts, futures contracts, forward contracts, option contracts) and that in combination with cash equivalents result in total long notional exposure equal to 300% of fund assets for the Bull Funds, and total short notional exposure equal to -300% of fund assets for the Bear Funds.

Each of the Financial Instruments held in a particular Leveraged Fund has an underlying benchmark that is substantially the same as the underlying benchmark for the particular Leveraged Fund. Furthermore, each of the Financial Instruments held (with the exception of certain options) has a beta of approximately one so that the return of the Financial Instrument is essentially equivalent to the return of the target benchmark. As such, for each dollar invested in the Leveraged Fund, three dollars of long exposure in Financial Instruments are sought for the Bull Funds and three dollars of short exposure are sought for the Bear Funds.

Seeking daily leveraged investment results provides potential for greater gains and losses relative to benchmark performance.  For instance, the Direxion Daily Gold Bull 3X Shares seeks to provide, before fees and expenses, 300% of the daily performance of COMEX gold futures.  If the daily performance of the benchmark gains 2% in a given day, the Direxion Daily Gold Bull 3X Fund would be expected to gain approximately 6%.  Conversely, if the benchmark declines 2% in a given day, the Direxion Daily Gold Bull 3X Fund would be expected to lose 6%.  However, for a period longer than one day, the pursuit of daily goals may result in daily leveraged compounding, which means that the return of a target benchmark over a period of time greater than one day multiplied by the Leveraged Fund's daily target (e.g., 300%) generally will not equal a Leveraged Fund's performance over that same period.

The Leveraged Funds seek daily leveraged investment results and are not intended to be used by, and are not appropriate for, investors who do not intend to actively monitor and manage their portfolios.  These Leveraged Funds are very different from most pooled investments, such as a mutual fund or an exchange traded fund.  First, each Leveraged Fund pursues daily leveraged investment goals, which means that the Leveraged Funds are riskier than alternatives that do not use leverage because the Leveraged Funds magnify the performance of the benchmark of an investment.  Second, each Bear Fund pursues investment goals which are inverse to the performance of its benchmark; a result opposite of most mutual funds and exchange traded funds.  If a Leveraged Fund's shares are held through the end of a trading day, the Leveraged Fund's performance is likely to deviate from the multiple of the benchmark performance for the longer period.  This deviation will increase with higher market and commodities volatility and longer holding periods.  As a consequence, investors should not plan to hold the funds unmonitored for more than one day.  Further, the return for investors that invest for periods less than a day may not be the product of the return of the target benchmark for such shorter period and the magnification point for the Leveraged Fund.  The Leveraged Funds are not suitable for all investors.

For investments held through the end of a trading day, volatility in the performance of the benchmark from day to day is the primary cause of any disparity between a Leveraged Fund's actual returns, the product of the Leveraged Fund's beta and the returns of the benchmark for such longer period.  Volatility causes such disparity because it exacerbates the effects of compounding on a Leveraged Fund's returns.

The Leveraged Funds are designed to be used by traders and active investors employing dynamic strategies.  Such investors are expected to monitor and manage their portfolios frequently, and certainly at least daily.  The Leveraged Funds should be utilized only by sophisticated investors who (a) understand the risks associated with the use of leverage, (b) understand the consequences of seeking daily leveraged investment results, (c) understand the risk of shorting, and (d) intend to actively monitor and manage their investments.  Investors who do not understand the Leveraged Funds or do not intend to actively manage their funds and monitor their investments should not buy the Leveraged Funds.  There is no assurance that the Leveraged Funds will achieve their objectives and an investment in a Leveraged Fund could lose money.  No single Leveraged Fund is a complete investment program.

Conflicts of Interest

There may be conflicts of interest between the investors and the Sponsor and its affiliates.  The Sponsor has not established formal procedures to resolve all potential conflicts of interest.  Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably.  For more information regarding these potential conflicts of interest, see “Conflicts of Interest” on page __.

The Sponsor

Direxion Asset Management, LLC, a New York limited liability company, serves as the Trust’s Sponsor, commodity pool operator and commodity trading advisor. The Sponsor and its trading principals do not have established experience in operating commodity pools and managing futures trading accounts. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC, and is a member of the NFA. As a registered commodity pool operator and commodity trading advisor, with respect to the Trust, the Sponsor must comply with various regulatory requirements under the Commodity Exchange Act (the “CEA”), and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Sponsor is also subject to periodic inspections and audits by the CFTC and NFA.

Under the Trust Agreement between the Sponsor and the Trustee (the “Trust Agreement”), the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Each Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to xx% per annum of its average daily NAV. The Management Fee is paid in consideration of the Sponsor’s trading advisory services.

The Administrator, Custodian and Transfer Agent

The Bank of New York Mellon (“BNYM”), One Wall Street, New York, New York 10286, serves as the Funds’ transfer agent, administrator and custodian.

Pursuant to a Fund Administration and Accounting Agreement between the Trust and BNYM, BNYM provides the Trust with administrative and management services (other than investment advisory services) and accounting services, including portfolio accounting services, tax accounting services and furnishing financial reports. As compensation for the administration and management services, the Trust pays BNYM a fee based on the Trust’s total average daily net assets of [___]% on net assets, with a minimum annual complex fee of approximately $[______]. For the accounting services, the Trust pays BNYM a fee based on the Trust’s total average daily net assets of 0.03% and a minimum annual complex fee of approximately $[_______]. BNYM also is entitled to certain out-of-pocket expenses for the services mentioned above, including pricing expenses.

Pursuant to a Custodian Agreement, BNYM serves as the custodian of a Fund’s assets. The custodian holds and administers the assets in a Fund’s portfolios. Pursuant to the Custody Agreement, the custodian receives an annual fee based on the Trust’s total average daily net assets of [____]% and certain settlement charges. The custodian also is entitled to certain out-of-pocket expenses.

The Distributor

Foreside Fund Services, LLC, located at 3 Canal Plaza, Suite 100, Portland, Maine 04101, serves as the distributor of the Shares (“Foreside” or the “Distributor”) The Distributor is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 and a member of the Financial Industry Regulatory Authority. The Trust offers Shares of the Funds for sale through the Distributor in Creation Units, as described below. The Distributor will also assist the Sponsor and administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.  The Distributor is not participating in this offering as a firm commitment underwriter.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the Delaware Statutory Trust Act (the “DSTA”) and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of any Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-1615, Attention: Corporate Capital Markets. The Trustee is unaffiliated with the Sponsor.

Futures Commission Merchant

The Sponsor has selected Prudential Bache Commodities, LLC (“PBC”) as its initial FCM and has entered into a Futures Account Agreement with PBC. PBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and each Fund and as such arranges for the execution and clearing of each Fund’s futures and options on futures transactions. PBC acts as clearing broker for many other funds and individuals.

Margin Levels

While the portfolio composition may vary over time, it is not expected that any Fund will ever have futures exposure greater than 300% of Fund assets.  Thus, the maximum held at an FCM would not exceed three times the margin requirement.  It is possible that a Fund’s FCM will require margins greater than the levels set by the relevant exchange and it is also possible that a Fund may qualify for the lower margin levels available to hedge accounts.  For more information regarding margin levels, see “Margin Levels Expected to be Held at the FCM” on p. ___.

Limitation of Liabilities

The Trust is a Delaware statutory Trust, and the Sponsor and the Trustee have the obligations set forth in the Trust Agreement.  Except to the extent otherwise required by law, the Sponsor, Trustee or their respective affiliates do not have any liability (contractual or otherwise) to the Trust, any Fund or to any shareholder or beneficial owner for any loss if the Sponsor, Trustee or affiliated person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund.  In addition, the Sponsor or Trustee will be indemnified by the Trust for any liability or expense it incurs while acting in good faith and in the best interests of the Trust to the maximum extent allowed by law, including indemnification.

Investors’ investment in a Fund is part of the assets of that Fund, and it is therefore only subject to the risks of that Fund’s trading. Investors cannot lose more than their investment in a Fund, and they are not subject to the losses or liabilities of a Fund in which they have not invested.  Except to the extent otherwise required by law, no shareholder in one series or class of shares has the right to pursue litigation on behalf of any other series or class of shares unless such litigation relates to the rights affecting shareholders of all such series or classes, and no shareholder in one series or class of shares has the right to request in any litigation relief in the name of or for the benefit of any other series or class of shares.  Each Share, when purchased in accordance with the Trust Agreement of the Trust, shall, except as otherwise provided by law, be fully-paid and non-assessable.

The debts, liabilities, obligations, claims and expenses of a particular Fund are enforceable against the assets of that Fund only, and not against the assets of other Funds or the assets of the Trust generally, and, unless otherwise provided in the Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof are enforceable against the assets of such Fund, as the case may be.

Creation and Redemption of Shares

The Funds create and redeem Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Creation Units may be created or redeemed only by Authorized Participants. Except when aggregated in Creation Units, the Shares are not redeemable securities. Authorized Participants pay a fixed and variable transaction fee in connection with each order to create or redeem a Creation Unit. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors. The form of Authorized Participant Agreement and related Authorized Participant Handbook sets forth the procedures for the creation and redemption of Creation Units of Shares and for the delivery of cash required for such creations or redemptions.

See “Creation and Redemption of Shares” for more details.

The Offering

The effective date will be the date on which the SEC declares the registration statement relating to this Prospectus effective. Each Fund issues Shares in Creation Units to Authorized Participants in the manner described in “Creation and Redemption of Shares.” The proceeds from sales of Shares are invested after cash is received from Authorized Participants.

Authorized Participants

Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in the Depository Trust Company (“DTC”), and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement). A list of the current Authorized Participants can be obtained from the Distributor. See “Creation and Redemption of Shares” for more details.

Net Asset Value

The NAV means the total assets of a Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. NAV is calculated at the following times:

Fund	NAV Calculation Time
Direxion Daily Gold Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Gold Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion S&P 500® Dynamic VEQTOR Shares	4:00 p.m. (Eastern Time)

The NAV is calculated as described under “Description of the Shares; The Funds; Certain Material Terms of the Trust Agreement—Net Asset Value” for more details.

Clearance and Settlement

The Shares of each Fund are evidenced by global certificates that the Fund issues to DTC. The Shares of each Fund are available only in book-entry form. Shareholders may hold Shares of a Fund through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Use of Proceeds

Substantially all of the proceeds of the offering of the Shares of each Fund are used by each Fund to enter into Financial Instruments relating to that Fund’s benchmark in combination with cash or cash equivalents (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities) that collateralize such obligations relating to that Fund’s benchmark with a view to achieving, before fees and expenses, the Fund’s investment objective. The Sponsor has selected PBC as its initial FCM. See “Use of Proceeds” for more details.

Fees and Expenses

Management Fee	Each Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to xx% per annum of its average daily NAV.
Organization and Offering Expenses
Expenses incurred in connection with organizing each Fund and the initial offering of its shares will be paid by the Trust. The Sponsor will reimburse each Fund to the extent that its organizational and offering costs exceed xx% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund are paid by the Sponsor.

Brokerage Commissions and Fees	Each Fund pays all brokerage commissions, including applicable exchange fees, NFA fees and give-up fees.
Other Transaction Costs
The Funds bear other transaction costs including the effects of trading spreads, financing costs and costs of obtaining short exposure associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund).

Routine Operational, Administrative and Other Ordinary Expenses
The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, the licensors for target benchmark indexes, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $[_____] per annum, ongoing SEC registration fees not exceeding [___]% per annum of the NAV of a Fund, Financial Industry Regulatory Authority (“FINRA”) filing fees, individual K-1 preparation and mailing fees not exceeding [___]% per annum of the NAV of a Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses	Each Fund pays all non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Such fees and expenses are those that are non-recurring, unexpected or unusual in nature.

In the event that none of the expenses described in the immediately preceding paragraph are charged to the Trust, an investment of $10,000 in Shares will incur an annual fee of approximately $[__], or approximately $[___] over five years, assuming a 5% rate of return per annum. Additionally, investors should expect to pay customary brokerage fees and expenses for each purchase or sale of Shares.

Each Fund also imposes on an Authorized Participant transaction fees to offset, or partially offset, transfer and other transaction costs associated with the issuance and redemption of Creation Units. There is a fixed and a variable component to the total transaction fee on transactions in Creation Units. A fixed transaction fee of $250 is applicable to each creation and redemption transaction, regardless of the number of Creation Units transacted. A variable transaction fee up to [___]% of the value of each Creation Unit also is applicable to each creation and redemption transaction. The variable transaction fee is [___]% for the Commodity Funds and [___]% for the Currency Funds. Investors who use the services of a broker or other such intermediary to purchase Shares of a Fund may pay additional fees for such services.

Distributions

Each Fund makes distributions at the discretion of the Sponsor. The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on the applicable Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Fiscal Year

The fiscal year of each Fund ends on December 31 of each year.

Financial Information

The Funds have only recently been organized and have no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” none of the Funds currently are or will be classified as an association taxable as a corporation. Instead, each Fund is classified as a partnership for U.S. federal income tax purposes. Accordingly, no Fund incurs U.S. federal income tax liability; rather, each beneficial owner of a Fund’s Shares is required to take into account its allocable share of its Fund’s income, gain, loss, deductions and other items for its Fund’s taxable year ending with or within the beneficial owner’s taxable year.

The treatment of an investment in a Fund by an entity that is classified as a regulated investment company for U.S. federal income tax purposes, or a RIC, will depend, in part, on whether the corresponding Fund is classified as a qualified publicly traded partnership, or a qualified PTP, for purposes of the RIC rules. Prospective RIC investors should refer to the discussion in “Material U.S. Federal Income Tax Considerations—Regulated Investment Companies” and consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Additionally, please refer to the “Material U.S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares in a Fund.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds.

Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.DirexionShares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

Cautionary Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Funds to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

RISK FACTORS

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus as well as information found in documents incorporated by reference in this prospectus before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any prospectus supplement, post-effective amendment or in other reports we file with the SEC in the future.

Risks Related to the Funds’ Operations and Management

There is risk that the objectives of the Funds will not be met.

The success of the Funds depends on a number of conditions that are beyond the control of the Funds. There is risk that the investment objectives of the Funds will not be met. The Sponsor has not previously managed any publicly offered commodity pool. If the experience of the Sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

The Funds have no operating history, and, as a result, investors have no performance history to serve as a factor for evaluating an investment in any Fund.

Each Fund has no operating or performance history upon which to evaluate an investor’s investment in a Fund. Although past performance is not necessarily indicative of future results, if the Funds had performance histories, such performance histories might (or might not) provide investors with more information on which to evaluate an investment in a Fund. Likewise, each benchmark has a limited history which might (or might not) be indicative of the future results of such benchmark, or of the future performance of each applicable Fund. Therefore, investors will have to make their decision to invest in each Fund on the basis of limited information.

While close tracking of any Fund to its benchmark may be achieved for any single trading day, several factors may affect their ability to consistently achieve this correlation.

While the Funds do not expect that their daily returns will deviate adversely from their respective daily investment objectives, there is no guarantee that the Fund will achieve its daily target.  Several factors may affect their ability to achieve this correlation, such as: (1) a Fund’s expenses, including fees, transaction costs and the cost of the investment techniques employed by that Fund (such as costs related to the purchase, sale and storage of the commodities or currencies and the cost of leverage, all of which may be embedded in Financial Instruments used by a Fund); (2) an imperfect correlation between the performance of instruments held by a Fund, such as swaps, futures contracts and/or forward contracts, and the performance of the applicable underlying commodities indices, commodities or currencies in the cash market; (3) bid-ask spreads; (4) holding instruments traded in a market that has become illiquid or disrupted; (5) a Fund’s share prices being rounded to the nearest cent; (6) changes to a benchmark index that are not disseminated in advance; (7) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; and (8) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions.

Over a period of time in excess of one day, the cumulative percentage increase or decrease in the NAV of the Shares of a Leveraged Fund may diverge significantly from a multiple or inverse multiple of the cumulative percentage decrease or increase in the relevant benchmark due to a compounding effect.  Price volatility, which is exacerbated by the use of leverage, may possibly cause the total loss of an investor’s investment and may adversely impact performance over periods longer than one day.

While close tracking of any Fund to its benchmark may be achieved on any single trading day, over time the cumulative percentage increase or decrease in the NAV of the Shares of a Fund may diverge significantly from the cumulative percentage decrease or increase in the relevant benchmark (times the stated multiple in the Fund’s objective) due to a compounding effect. The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results.

Each Leveraged Fund seeks to rebalance its portfolio daily to keep leverage consistent with its daily investment objective.  Each Leveraged Fund does not attempt to, and should not be expected to, provide returns which are a multiple of the return of its target benchmark for periods other than a single day.  Each Leveraged Fund rebalances its portfolio on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.  This means that for a period longer than one day, the pursuit of daily goals may result in daily leveraged compounding for the Leveraged Funds.  It also means that the return of a target benchmark over a period of time greater than one day multiplied by the Leveraged Fund’s daily target (e.g., 300% or -300%) generally will not equal the Leveraged Fund’s performance over that same period.

As a result, over time, the cumulative percentage increase or decrease in the value of the Leveraged Fund’s portfolio may diverge significantly from the cumulative percentage increase or decrease in the multiple of the return of the Leveraged Fund’s target benchmark due to the compounding effect of losses and gains on the returns of the Leveraged Fund.  It also is expected that the Leveraged Fund’s use of leverage will cause the Fund to underperform the compounded return of three times its benchmark in a trendless or flat market.

The effect of compounding becomes more pronounced on the Leveraged Fund’s performance as the target benchmark experiences volatility.  The benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in the returns of the benchmark.  The tables below provide examples of how benchmark volatility could affect the Leveraged Funds’ performance.  The charts show estimated Leveraged Fund returns for a number of combinations of performance and volatility over a five-year period.

As shown in Tables 1 and 2 below, a 3X Bull Fund would be expected to lose 17.1% and a 3X Bear Fund would be expected to lose 31.3% if their target benchmark provided no return over a one year period during which the benchmark experienced annualized volatility of 25%.  If the benchmark’s annualized volatility were to rise to 75%, the hypothetical loss for a one year period widens to approximately 81.5% for the 3X Bull Fund and 96.6% for the 3X Bear Fund.

At higher ranges of volatility, there is a chance of a near complete loss of value even if the benchmark is flat.  For instance, if the benchmark’s annualized volatility is 100%, it is likely that the 3X Bull Fund would lose 95% of its value and the 3X Bear Fund would lose approximately 100% of its value, even if the cumulative benchmark return for the year was only 0%.

Table 1 – 3X Bull Fund

One Year Index	300% One Year Index	Volatility Rate
Return	Return	10%	25%	50%	75%	100%
-60%	-180%	-93.8%	-94.7%	-97.0%	-98.8%	-99.7%
-50%	-150%	-87.9%	-89.6%	-94.1%	-97.7%	-99.4%
-40%	-120%	-79.0%	-82.1%	-89.8%	-96.0%	-98.9%
-30%	-90%	-66.7%	-71.6%	-83.8%	-93.7%	-98.3%
-20%	-60%	-50.3%	-57.6%	-75.8%	-90.5%	-97.5%
-10%	-30%	-29.3%	-39.6%	-65.6%	-86.5%	-96.4%
0%	0%	-3.0%	-17.1%	-52.8%	-81.5%	-95.0%
10%	30%	29.2%	10.3%	-37.1%	-75.4%	-93.4%
20%	60%	67.7%	43.3%	-18.4%	-68.0%	-91.4%
30%	90%	113.2%	82.1%	3.8%	-59.4%	-89.1%
40%	120%	166.3%	127.5%	29.6%	-49.2%	-86.3%
50%	150%	227.5%	179.8%	59.4%	-37.6%	-83.2%
60%	180%	297.5%	239.6%	93.5%	-24.2%	-79.6%

Table 2 – 3X Bear Fund

One Year Index	-300% One Year Index	Volatility Rate
Return	Return	10%	25%	50%	75%	100%
-60%	180%	1371.5%	973.9%	248.6%	-46.5%	-96.1%
-50%	150%	653.4%	449.8%	78.5%	-72.6%	-98.0%
-40%	120%	336.0%	218.2%	3.3%	-84.2%	-98.9%
-30%	90%	174.6%	100.4%	-34.9%	-90.0%	-99.3%
-20%	60%	83.9%	34.2%	-56.4%	-93.3%	-99.5%
-10%	30%	29.2%	-5.7%	-69.4%	-95.3%	-99.7%
0%	0%	-5.8%	-31.3%	-77.7%	-96.6%	-99.8%
10%	-30%	-29.2%	-48.4%	-83.2%	-97.4%	-99.8%
20%	-60%	-45.5%	-60.2%	-87.1%	-98.0%	-99.9%
30%	-90%	-57.1%	-68.7%	-89.8%	-98.4%	-99.9%
40%	-120%	-65.7%	-75.0%	-91.9%	-98.8%	-99.9%
50%	-150%	-72.1%	-79.6%	-93.4%	-99.0%	-99.9%
60%	-180%	-77.0%	-83.2%	-94.6%	-99.2%	-99.9%

The annualized historical volatility rate for each Leveraged Fund’s target benchmark for the five-year period ended December 31, 2009 is as follows:

Target Benchmark	Annualized Historical Volatility Rate
COMEX gold futures	30.5%
COMEX silver futures	51.7%
Japanese Yen	16.2%
U.S. Dollar Index	11.5%
Euro	13.8%
S&P 500® Dynamic VEQTOR Index	16.2%

The highest volatility rate for each Leveraged Fund’s target benchmark during the five-year period ended June 30, 2010 is as follows:

Target Benchmark	Highest Volatility Rate
COMEX gold futures	21.1%
COMEX silver futures	37.0%
Japanese Yen	11.2%
U.S. Dollar Index	8.6%
Euro	10.1%
S&P 500® Dynamic VEQTOR Index	12.2%

The annualized performance for each Leveraged Fund’s target benchmark for the five-year period ended June 30, 2010 is as follows:

Target Benchmark	Annualized Performance
COMEX gold futures	21.2%
COMEX silver futures	21.6%
Japanese Yen	3.5%
U.S. Dollar Index	-0.5%
Euro	0.1%
S&P 500® Dynamic VEQTOR Index	15.6%

Historical benchmark volatility and performance are not indications of what the benchmark volatility and performance will be in the future.

Holding an unmanaged position opens the investor to the risk of market volatility adversely affecting the performance of the investment.  The Leveraged Funds are not appropriate for investors who do not intend to actively monitor and manage their portfolios.  These tables are intended to underscore the fact that the Leveraged Funds are designed as short-term trading vehicles for investors who intend to actively monitor and manage their portfolios.

Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be willing or able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registrations with the CFTC or memberships in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. As the Funds themselves are not registered with the CFTC in any capacity, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/ or commodity trading advisor could be found. Such an event could result in termination of the Funds.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

The Funds may, in their discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, New York Stock Exchange (“NYSE”), CME, CBOT, ICE/NYBOT, LME or NYMEX/COMEX is closed, other than for customary holidays or weekends, or when trading is restricted or suspended or restricted on such exchanges in any of the underlying commodities, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of a Fund. In addition, the Funds will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of the applicable Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how Fund shares are traded and arbitraged on the Exchange, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

An investor may be adversely affected by lack of independent advisers representing investors.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Funds. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares of a Fund. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Possibility of termination of the Funds may adversely affect an investor’s portfolio.

The Sponsor may withdraw from the Funds upon 30 days’ notice, which also would cause the Funds to terminate unless a substitute sponsor were obtained. If the Sponsor withdraws, investors who wish to continue to invest in a Fund’s corresponding benchmark through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as such Fund.

The value of the Shares of each Fund relates directly to the value of, and realized profit or loss from, the Financial Instruments and other assets held by the Fund and fluctuations in the price of these assets could materially adversely affect an investment in the Shares.

With regard to the Commodity Funds, several factors may affect the price of a commodity underlying a Commodity Fund, and in turn, the Financial Instruments and other assets, if any, owned by such a Fund, including, but not limited to:

•	The recent proliferation of commodity linked exchange traded products and their unknown effect on the commodity markets.

•
Large purchases or sales of physical commodities by the official sector. Governments and large institutions have large commodities holdings or may establish major commodities positions. For example, a significant portion of the aggregate world gold holdings is owned by governments, central banks and related institutions.  If one or more of these institutions decides to buy or sell any commodity in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that commodity will be affected.

•
Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence commodities prices.

•
Significant increases or decreases in the available supply of a physical commodity due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for a commodity or the impact of severe weather on the ability to produce or distribute the commodity. Technological factors, such as increases in availability created by new or improved extraction, processing equipment and methods, or decreases caused by failure or unavailability of processing equipment, also materially influence the supply of commodities.

•
Significant increases or decreases in the demand for a physical commodity due to various factors.  Factors would include jewelers’ use of gold in their items, or technological factors that include such developments as substitutes for industrial commodities.

•
A significant increase or decrease in commodity hedging activity by commodity producers. Should there be an increase or decrease in the level of hedge activity of commodity producing companies, countries and/or organizations, it could cause a change in world prices of any given commodity, causing the price of Shares based upon a benchmark related to that commodity to be affected.

•
A significant change in the attitude of speculators and investors towards a commodity. Should the speculative community take a negative or positive view towards any given commodity, it could cause a change in world prices of any given commodity, the price of Shares based upon a benchmark related to that commodity will be affected.

The impact of changes in the price of a physical commodity will affect investors differently depending upon the Fund in which investors invest. Decreases in the price of an underlying commodity will negatively impact the performance of Shares of a Bull Fund and increases in the price of an underlying commodity will negatively impact the performance of Shares of a Bear Fund. For information regarding how the volatility of a benchmark can have a negative effect on performance over time, see “—Over a period of time in excess of one day, the cumulative percentage increase or decrease in the NAV of the Shares of a Leveraged Fund may diverge significantly from a multiple or inverse multiple of cumulative percentage decrease or increase in the relative benchmark due to a compounding effect.”
With regard to the Currency Funds, several factors may affect the value of the foreign currencies or the U.S. Dollar, and in turn, the swap agreements, futures contracts, forward contracts thereof and other assets, if any, owned by a Fund, including, but not limited to:

•	Debt level and trade deficit of the relevant foreign countries;

•	Inflation rates of the United States and the relevant foreign countries and investors’ expectations concerning inflation rates;

•	Interest rates of the United States and the relevant foreign countries and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and currency funds;

•	Global or regional political, economic or financial events and situations; and

•	Sovereign action to set or restrict currency conversion.

The impact of changes in the price of a currency will affect investors differently depending upon the Fund in which investors invest. Increases in the price of a currency will negatively impact the performance of Shares of a Bull Fund and decreases in the price of a currency will negatively impact the performance of Shares of a Bear Fund. For information regarding how the volatility of a benchmark can have a negative effect on performance over time, see “—Over a period of time in excess of one day, the cumulative percentage increase or decrease in the NAV of the Shares of a Leveraged Fund may diverge significantly from a multiple or inverse multiple of cumulative percentage decrease or increase in the relative benchmark due to a compounding effect.”

With regard to the Dynamic VEQTOR Fund, several factors may affect the performance of the volatility index underlying the Fund, and in turn, the Financial Instruments and other assets, if any, owned by the Fund, including, but not limited to:

•	The value of the Dynamic VEQTOR Index will depend upon the success of the Dynamic VEQTOR Index in dynamically allocating between its equity and volatility components;

•
While the Dynamic VEQTOR Index is designed to provide a volatility hedge during periods of high volatility and rapid decline of the U.S. equity markets, the value of the Dynamic VEQTOR Index will continue to depend in large part on the performance of the S&P 500;

•
The allocation of the Dynamic VEQTOR Index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility;

•	The Dynamic VEQTOR Index allocates to the equity and volatility components in accordance with pre-defined weightings that may not be optimal; and

•	Historical values of the Dynamic VEQTOR Index cannot be taken as an indication of the future performance of the Dynamic VEQTOR Index.

The impact of changes in the value of the Dynamic VEQTOR Index will affect investors differently depending upon the Fund in which investors invest.  Decreases in the value of the Dynamic VEQTOR Index will negatively impact the performance of Shares of a Bull Fund and increases in the value of the Dynamic VEQTOR Index will negatively impact the performance of Shares of a Bear Fund.  For information regarding how the volatility of a benchmark can have a negative effect on performance over time, see “—Over a period of time in excess of one day, the cumulative percentage increase or decrease in the NAV of the Shares of a Leveraged Fund may diverge significantly from a multiple or inverse multiple of cumulative percentage decrease or increase in the relative benchmark due to a compounding effect.”

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per share of the Shares of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares) and similarly the public trading price per Share of the Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by nonconcurrent trading hours between the NYSE Arca and the exchange on which the futures contracts or commodities underlying the applicable benchmark are traded. While the Shares of each Fund trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time), the futures contracts or commodities underlying a benchmark may be traded during different time frames. Consequently, liquidity in the futures contracts or commodities underlying the applicable benchmark will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the NYSE Arca is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

The Leveraged Funds’ use of leverage and/or short positions should be considered to be speculative and could result in the total loss of an investor’s investment.

The Leveraged Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Leveraged Fund to lose more money in market environments adverse to its daily investment objectives than a Leveraged Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

Because the Bull Funds and Bear Funds offered hereby include a 300% multiplier, an intra-day price movement of 33% or more in a relevant benchmark could result in the total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested. This would be the case with downward one-day price movements in a Bull Fund, even though the underlying benchmark would always have a value greater than zero. In addition to the leveraged risk in which a one-day 33% upward move in a benchmark underlying a Bear Fund would result in the total loss of an investor’s investment, a benchmark could, in theory, rise infinitely in a one-day period, so a bearish swap agreement or short position in related futures or forward contracts would expose an Bear Fund to theoretically unlimited liability.

Because liability due to losses will be segregated to either a Bull Fund or a Bear Fund, as applicable, losses to investors in one Bull Fund from such exposure will not subject investors in the corresponding Bear Fund to such exposure, and vice versa.

Fewer representative commodities may result in greater benchmark volatility, which could adversely affect an investment in the Shares.

The Commodity Funds and the Currency Funds are concentrated solely on their single benchmark physical commodity or currency. Investors should be aware that other commodities benchmarks are more diversified in terms of both the number and variety of commodities included.  Concentration in fewer commodities may result in a greater degree of volatility in a benchmark and the NAV of the Fund which tracks a benchmark under specific market conditions and over time.

Failure of the commodity or the currency markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity or currency markets, as the case may be, have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity or currency futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a benchmark is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset their losses from other investments.

Trading on commodity exchanges outside the United States is not subject to U.S. regulation and may result in different or diminished investor protections.

Some of the Funds’ trading may be conducted on commodity exchanges outside the United States. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. Dollars, the Shares are subject to the risk of adverse exchange rate movements between the dollar and the functional currencies of such contracts. Investors could incur substantial losses from trading on foreign exchanges which such investors would not have otherwise been subject had the Funds’ trading been limited to U.S. markets.

An investment in the Shares may be adversely affected by competition from other methods of investing in commodities or currencies.

A Fund competes with other financial vehicles, including other commodity or currency pools, as the case may be, hedge funds, traditional debt and equity securities issued by companies in the commodities or currency industry, other securities backed by or linked to such commodities or currency, and direct investments in the underlying commodities or currency or commodity or currency futures contracts. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities or currencies directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

The presence of “contango” in the market prices of benchmark commodity future contracts will generally adversely affect the value of those Bull Funds, and the presence of “backwardation” in the market prices of benchmark commodity future contracts will generally adversely affect the value of those Bear Funds.

In Funds that hold futures contracts, as the futures contracts near expiration, they are generally replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2010 may specify a September 2010 expiration. For a Bull Fund, as that contract nears expiration, it may be replaced by selling the September 2010 contract and purchasing the contract expiring in December 2010. This process is referred to as “rolling”. Rolling may have a positive or negative impact on performance. “Backwardation” occurs when the prices for contracts with shorter-term expirations are higher than prices for contracts with longer-term expirations. In these circumstances, absent other factors, the sale of the September 2010 contract would take place at a price that is higher than the price at which the December 2010 contract is purchased, thereby creating a gain in connection with rolling. Conversely, “contango” occurs when the prices for shorter-term expirations are lower than for contracts with longer-term expirations.  The presence of contango (rather than backwardation) at the time of rolling would be expected to adversely affect the benchmark and thus would adversely affect the value of a Bull Fund, which tracks daily changes in the value of the benchmark and positively affect the value of a Bear Fund, which tracks daily changes in the value of the benchmark. Similarly, the presence of contango in any other relevant benchmarks and related futures contracts of a given Bull Fund would adversely affect the value of that Bull Fund and positively affect the value of a Bear Fund.

Gold and silver units historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The presence of backwardation (rather than contango) at the time of rolling in relevant benchmarks of a given Bear Fund would be expected to adversely affect the value of that Bear Fund which tracks daily changes in the value of the relevant benchmark and positively affect the value of that Bull Fund which tracks daily changes in the value of the relevant benchmark.

Commodity Funds do not invest in Bullion itself as certain other exchange traded products do. Rather the Commodity Funds use Financial Instruments to gain exposure to these precious metals. Not investing directly in Bullion may introduce additional tracking error and the Commodity Funds may be subject to the effects of contango and backwardation described above.

Using Financial Instruments such as forwards and futures in an effort to replicate the performance of gold and silver may introduce tracking error to the performance of the Commodity Funds. The primary cause of tracking error resulting from not investing directly in is expected to be caused by the need to roll futures or forward contracts as described above and the resulting possibility that contango or backwardation can occur. Gold and silver historically exhibit contango markets during most periods. The existence of historically prevalent contango markets would be expected to adversely affect the Commodity Bull Funds. Alternatively, the existence of backwardated markets in either silver or gold would have an adverse impact on the Commodity Bear Funds.

The Funds are subject to counterparty risks, credit risks and other risks associated with swap agreements and forward contracts, which could result in significant losses to the Funds.

Some of the Funds use swap agreements and/or forward contracts as a means to achieve their investment objective. These investment vehicles are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Investors, therefore, do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with each Fund’s swap agreements or forward contracts. The markets rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The lack of regulation in these markets could expose investors to significant losses under certain circumstances including in the event of trading abuses or financial failure by participants.

Unlike in futures contracts, the counterparty to swap agreements or forward contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to credit risk with respect to the amount it expects to receive from counterparties to Financial Instruments entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

A Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and a Fund may obtain only limited recovery or may obtain no recovery in such circumstances. The Funds typically enter into transactions with counterparties whose credit rating is investment grade, as determined by a nationally recognized statistical rating organization, or, if unrated, judged by the Sponsor to be of comparable quality.

Swaps or forward contracts have terms that make them less marketable than futures contracts. Swaps or forward contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

Each Fund seeks to track its respective benchmark, and in the case of the Leveraged Funds, a multiple or inverse multiple thereof, on an daily basis at all times even during periods in which the applicable benchmark is flat as well as when a benchmark is moving in a manner which causes a Fund’s NAV to decline, thereby causing losses to such Fund.

The Funds are not actively managed by traditional methods, which typically involve effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions. Rather, the Sponsor seeks to cause the NAV to track, on a daily basis, a benchmark or in the case of the Leveraged Funds a multiple of a Fund’s benchmark at all times, even during periods in which a benchmark is flat or moving in a manner which causes the NAV of the Funds to decline. It is possible to lose money over time when an underlying benchmark is up (down) for the corresponding Bull (Bear) Fund due to the effects of daily rebalancing, volatility and compounding.

Each Fund seeks to provide a return which is a multiple of the daily performance of its benchmark.  No Fund attempts to, and no Fund should be expected to, provide returns which are a multiple of the return of the benchmark for periods longer than a single trading day.  Each Fund repositions its portfolio at the end of each trading day, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses.  If adverse daily performance of a Fund’s target benchmark reduces the amount of a shareholder’s investment, any further adverse daily performance will lead to a smaller dollar loss because the shareholder’s investment had already been reduced by the prior adverse performance.  Equally, however, if favorable daily performance of a Fund’s target benchmark increases the amount of a shareholder’s investment, the dollar amount lost due to future adverse performance will increase correspondingly.

Daily repositioning will impair a Fund’s performance if the benchmark experiences volatility.  For instance, a hypothetical 3X Bull Fund and 3X Bear Fund would be expected to lose 9.96% and 12.16%, respectively (as shown in Graphs 1 and 2 below) if their benchmark was flat over a hypothetical one year period during which the benchmark experienced annualized volatility of 15%.  If the benchmark’s annualized volatility were to rise to 40%, the hypothetical loss for a one year period would widen to approximately 55.51% for the 3X Bull Fund and 77.75% for the 3X Bear Fund, as illustrated in Graphs 3 and 4.  A target benchmark’s volatility rate is a statistical measure of the magnitude of fluctuations in its returns.  Since market volatility has negative implications for Funds which rebalance daily, investors should be sure to monitor and manage their investments in the Funds in volatile markets.

The following graphs assume that the Funds perfectly achieve their investment objectives.  To isolate the impact of leverage, these graphs assume a) no dividends paid by the companies included on the index, if applicable; b) no fund expenses; and c) borrowing/lending rates (to obtain required leverage) of zero percent.  If Fund expenses were included, the Fund’s performance would be lower than that shown.

Investors who only invest in any one of a Bull Fund or a Bear Fund may not be able to profit if the market value of the underlying benchmark moves against such investment.

A Bull Fund is expected to rise as a result of any daily upward price movement in its underlying benchmark. A Bear Fund is expected to rise as a result of any daily downward price movement in its benchmark.

If the price of a target benchmark decreases for a given day, the corresponding Bear Fund should generally profit and the Bull Fund should generally suffer a loss. If the price of a target benchmark increases for a given day, the corresponding Bull Fund should generally profit and the Bear Fund should generally suffer a loss. Therefore, the investment experience of investors who plan to invest in any one of the Funds will depend upon selection of the appropriate Fund in light of the price movements of the underlying benchmark. Such selection may become unprofitable in the future if the price of the benchmark changes direction or may even become unprofitable over time regardless of target benchmark’s direction.

Certain investors who decide to invest in any combination of the Bull Fund Shares or Bear Fund Shares relating to the same underlying benchmark may, nevertheless, suffer losses if the investor’s investment mix between the Bull Fund Shares and the Bear Fund Shares is biased in one direction and the market price of the relevant benchmark moves in the opposite direction.

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that Fund.

A Fund’s exposure to the commodities or currencies markets may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-linked financial instruments or currency-linked financial instruments may be affected by changes in overall market movements, commodity or currency benchmark, as the case may be, volatility, changes in interest rates, or factors affecting a particular industry, commodity or currency, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic political and regulatory developments.

Fees are charged regardless of profitability and may result in depletion of assets.

Each Fund is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include asset-based fees of xx% per annum of each Fund’s average daily NAV. Additional charges may include other fees as applicable. The target benchmark will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Possible illiquid markets may exacerbate losses.

Swap agreements and forward contracts may entail breakage costs if terminated prior to the final maturity date and futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when governments may take or be subject to political actions which disrupt the markets in their major commodities exports and imports, can also make it difficult to liquidate a position or find a swap or forward contract counterparty at a reasonable cost.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Funds only invest in Financial Instruments related to one commodity.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in commodity and currency pools, as well as other elements of the Trust’s exchange-traded funds structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the Sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights.  However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of each Fund includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV of each Fund reflects the value of its corresponding benchmark and, if applicable, the price of futures contracts held by the Fund, as of the time the NAV is being calculated. However, if a futures contract traded on an exchange could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, the Fund may attempt to calculate the fair value of such instruments. In such a situation, there is a risk that the calculation of the relevant benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the futures contracts underlying such benchmark.

Changes in currency exchange rates and the relative value of the Japanese Yen and the Euro will affect the value of your investment in the Currency Funds.

The performance of each Commodity Fund is linked to the daily performance of the spot price of the exchange rates of the Japanese Yen versus the U.S. Dollar or of the Euro versus the U.S. Dollar, as applicable.  The exchange rate is the number (or fraction) of U.S. dollars that can purchased for one Yen or Euro.  The price relationship between the Yen and Euro with the U.S. Dollar may be highly volatile and can change quickly and unpredictably due to a number of factors, including the supply of and demand of each currency, political, economic, legal, financial, accounting and tax matters and other events that the Currency Funds cannot control, such as the possibility that exchange controls could be imposed or modified, the overall growth and performance of the local economies, the trade and current account balance between the relevant countries, wars, major disasters and other unforeseeable events.

With respect to the Currency Funds, substantial purchases or sales of a foreign currency by the official sector of the relevant foreign country could adversely affect an investment in the Currency Funds.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions that buy, sell and hold foreign currencies as part of their reserve assets. The official sector holds a significant amount of foreign currencies that can be mobilized in the open market. In the event that future economic, political or social conditions or pressures require members of the official sector to buy or sell their currency simultaneously or in an uncoordinated manner, the demand for the foreign currency might not be sufficient to accommodate the sudden change in the supply of the foreign currency to the market. Consequently, the price of the foreign currency could decline, which would adversely affect an investment in the corresponding Bull Fund, or increase, which would adversely affect an investment in the corresponding Bear Fund.

Geographic concentration of investments in the currencies of any one country may subject a Currency Fund to greater volatility than geographically diversified funds.

Because the Currency Funds concentrate their investments in Europe or Japan, the performance of the Currency Funds is expected to be closely tied to social, political and economic conditions within Europe or Japan, as applicable, to each Fund, and to be more volatile than the performance of more geographically diversified funds.

Most developed countries in Western Europe are members of the European Union (EU), and many are also members of the European Monetary Union (EMU), which requires compliance with restrictions on inflation rates, deficits and debt levels.  Unemployment in certain European nations is historically high.  In addition, the tight fiscal and monetary controls necessary to join the EMU can significantly affect every country in Europe.

Economic growth in Japan is heavily dependent on international trade, government support and consistent government policy.  Slowdowns in the economies of key trading partners such as the United States, China and countries in Southeast Asia could have a negative impact on the Japanese economy as a whole.

The market price of gold and silver is highly unpredictable, which creates a potential for losses.

Because the performance of the Commodity Funds is linked to the price of gold or silver, as applicable, the value of shares of each Commodity Fund is subject to fluctuations similar to those affecting the price of gold and silver.  The price of gold and silver has fluctuated widely over the past several years.  If gold and silver markets continue to be characterized by the wide fluctuations that they have shown in the past several years, the value of Commodity Fund shares may change widely and in an unpredictable manner.  This exposes your investment in the Commodity Funds to potential losses if you need to sell the Shares at a time when the price of gold or silver is lower than it was when an investment was made.

Several factors may affect a decline in the prices of gold and silver, such as, among others, a significant increase in gold or silver hedging activities by gold and silver producers, large sales of gold holdings by a government or central bank or a period of economic downturn when the demand for silver is lower.  A decline in the price of gold and silver will cause a corresponding decline in the price of the Shares.

Risks Related to the Funds’ Shares

The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

Although the Shares of each Fund are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

NYSE Arca may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the Shares are delisted.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

None of the Funds are either registered as an investment company under the 1940 Act or required to register under such Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor).

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor have the right to be indemnified to the fullest extent permitted by law for any liability or expense incurred by the Trustee and Sponsor.  That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more Funds.

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Trust Agreement.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and thereby potentially exposing assets in one Fund to the liabilities of another Fund.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity.

Section 3 804(a) of the DSTA provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each Fund and accounts for them separately but it is possible a court could conclude that the methods used did not satisfy Section 3 804(a) of the DSTA and thus potentially expose assets in one Fund to the liabilities of another Fund.

Shareholders of each Fund are subject to taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions.

Shareholders of each Fund are subject to United States federal income taxation and, in some cases, state, local, or foreign income taxation on their share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders of a Fund may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the IRS does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund applies certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of a Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects investors.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Risks Related to Regulatory Requirements and Potential Legislative Changes

The Funds are subject to regulatory risk associated with futures contracts that could adversely affect the Funds’ operations and profitability and cause conflicts of interest.

The CFTC and the U.S. commodities exchanges have established limits referred to as “speculative position limits” on the maximum net long or short speculative futures positions that any person may hold or control in derivatives traded on U.S. commodities exchanges. All accounts owned or managed by the commodity trading advisers, their principals and their affiliates will be combined for position limit purposes. Because futures position limits allow a commodity trading advisor and its principals to control only a limited number of contracts in any one commodity, the Sponsor and its principals are potentially subject to a conflict among the interests of all accounts the Sponsor and its principals control which are competing for shares of that limited number of contracts. Although the Sponsor may be able to achieve the same performance results with OTC substitutes for futures contracts, the OTC market may be subject to differing prices, lesser liquidity and greater counterparty credit risks than the regulated U.S. commodities exchanges. The Sponsor may in the future reduce the size of positions that would otherwise be taken for a Fund or not trade in certain markets on behalf of the Funds in order to avoid exceeding such limits. Modification of trades that would otherwise be made by a Fund, if required, could adversely affect the Fund’s operations and profitability. A violation of speculative position limits by the Sponsor could lead to regulatory action materially adverse to a Fund’s prospects for profitability.

The CFTC has invited public comment regarding and, it is possible that in the future, the CFTC may propose new rules with respect to, such position limits for traders engaged in trading that is neither for speculative nor bonafide hedging purposes in accordance with existing CFTC requirements. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a Fund, the Fund’s ability to issue new Creation Units or to reinvest income in additional commodity futures contracts may be limited to the extent these activities would cause the Fund to exceed the applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the NAV of the Fund. That is, the inability to create additional Creation Units could result in Shares in the Fund trading at a premium or discount to NAV of the Fund.

In addition, it is possible that the CFTC may propose new rules that would consider futures contracts underlying OTC transactions in calculating position limits. Such a change could alter, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

Failure of FCMs to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of each Fund as margin with the FCM may, in certain circumstances, be used to satisfy losses of other clients of the FCM which cannot be satisfied by such other clients or by the FCM. If the FCM fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s bankruptcy. Furthermore, in the event of the FCM’s bankruptcy, any Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts, even though certain property specifically traceable to a particular Fund was held by the FCM. The FCM may, from time-to-time, have been the subject of certain regulatory and private causes of action.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

Regulatory changes or actions may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

Legislative changes have been proposed that could make it more difficult, if not impossible, for the Funds to operate.

Restrictive proposals aimed at financial speculators in commodities have from time to time been made in the U.S. House of Representatives and the Senate. The aims of such proposals are generally stated to be to curb excessive speculation and increase transparency and accountability in the commodities markets, including the oil and gas markets. For example, previous proposals would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange or OTC, would direct the CFTC to establish total limits on the share of the commodity market held by financial investors and/or would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities. The various bills and proposals could result in establishment of speculative position limits for trading that does not involve physical delivery of a commodity, regulation of speculation via unregulated foreign exchanges, and enhanced recordkeeping and information collection requirements. If proposals such as these were to be enacted into law as previously proposed, it could negatively impact the ability of investors to invest in the Funds and, consequently, for the Sponsor to manage the Funds.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Investment objectives of the Bull Funds:

Each Bull Fund seeks daily investment results (before fees and expenses) that correlate positively to three times (300%) the daily return, whether positive or negative, of its corresponding target benchmark. Expenses may include, among other things, costs related to the purchase, sale and storage of commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by that Fund. If a Bull Fund is successful in meeting its objective, its value for a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as its corresponding benchmark when the benchmark rises for a given day. Conversely, its value for a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the corresponding benchmark when the benchmark declines for a given day. A Bull Fund acquires long exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Bull Fund’s benchmark such that each Bull Fund has approximately 300% exposure to the corresponding benchmark at the time of the daily rebalance.

Investment objectives of the Bear Funds:

Each Bear Fund seeks daily investment results (before fees and expenses) that correlate negatively to three times (300%) the inverse (opposite) of the daily performance, whether positive or negative, of its corresponding target benchmark. Expenses may include, among other things, expenses related to the purchase, sale and storage of commodities or currencies and the cost of leverage, all of which may be embedded in financial instruments used by that Fund. If a Bear Fund is successful in meeting its objective, its value for a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as its corresponding benchmark when the benchmark falls on a given day. Conversely, its value on a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the corresponding benchmark when the benchmark rises on a given day. A Bear Fund acquires short exposure in any one of or combinations of Financial Instruments, including Financial Instruments with respect to the applicable Bear Fund’s benchmark such that each Bear Fund has approximately 300% inverse exposure to the corresponding benchmark at the time of the daily rebalance.

Investment objective of the Dynamic VEQTOR Fund:

The Dynamic VEQTOR Fund seeks daily investment results (before fees and expenses) that generally correspond to the performance of the S&P 500® Dynamic VEQTOR Index (the “Dynamic VEQTOR Index”). The Dynamic VEQTOR Fund invests in a variety of commodity-linked assets in order to track the investment returns of the Dynamic VEQTOR Index.

There can be no assurance that any Fund will achieve its investment objective or avoid substantial losses. The Leveraged Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. Results over periods of time greater than one day should not be expected to be a simple multiple (+300 or -300%) of the period return of the corresponding benchmark and will likely differ significantly from such.

The corresponding benchmark for each Fund:

Direxion Daily Gold Bull 3X Shares and Direxion Daily Gold Bear 3X Shares: the daily performance of COMEX gold futures.

Direxion Daily Silver Bull 3X Shares and Direxion Daily Silver Bear 3X Shares: the daily performance of COMEX silver futures.

Direxion Daily Japanese Yen Bull 3X Shares and Direxion Daily Japanese Yen Bear 3X Shares: the 4:00 p.m. (Eastern Time) daily performance of the spot price of the Japanese Yen versus the U.S. Dollar using the Japanese Yen exchange rate, expressed in terms of U.S. Dollars per unit of foreign currency.

Direxion Daily Euro Bull 3X Shares and Direxion Daily Euro Bear 3X Shares: the 4:00 p.m. (Eastern Time) daily performance of the spot price of the Euro versus the U.S. Dollar using the Euro exchange rate, expressed in terms of U.S. Dollars per unit of foreign currency.

Direxion Daily U.S. Dollar Bull 3X Shares and Direxion Daily U.S. Dollar Bear 3X Shares: the daily performance of the U.S. Dollar Index. The U.S. Dollar Index indicates the general international value of the U.S. dollar.  The U.S. Dollar Index does this by geometrically weighting the exchange rates between the U.S. dollar and six major world currencies.  The U.S. Dollar Index consists of the following six currencies: Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona, and Swiss Franc. The components and weightings are held constant, and have not changed since the introduction of the Euro. Because the U.S. Dollar Index is geometrically weighted, holding the individual currencies in their specified weights will not necessarily mimic index moves.

Direxion S&P 500® Dynamic VEQTOR Shares: the daily performance of the S&P 500® Dynamic VEQTOR Index, a strategy index that makes daily allocations among the S&P 500, the S&P 500 Short-Term VIX Futures Index and the overnight LIBOR rate, which represents a cash component.  The daily adjustments to the weightings of the three factors are determined by realized and implied volatility trend decision variables. A stop-loss provision in the index’s methodology moves the index’s entire allocation to cash should the index drop more than 2 percent during the previous five business days.  The VEQTOR Index is designed with the intention of providing investors with a way to hedge against downside risk in the market using volatility, an indicator known for its negative correlation to stock returns.

Principal Investment Strategies

In seeking to achieve each Fund’s daily investment objective, the Sponsor uses statistical and quantitative analysis to determine the investments each Fund makes and the techniques it employs.  Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s objective. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning each Fund’s investments in accordance with its daily investment objective.  As a consequence, if a Fund is performing as designed, the return of the index or benchmark will dictate the return for that Fund.

The Sponsor does not invest the assets of the Funds in Financial Instruments or other assets based on its view of the investment merit of a particular investment, nor does it conduct conventional commodity or currency research or analysis, or forecast market movement or trends, in managing the assets of the Funds. Each Fund pursues its investment objective regardless of the market conditions and does not take defensive positions.

Each Fund invests principally in any one of or combinations of the Financial Instruments described below with respect to the applicable Fund’s benchmark to the extent determined appropriate by the Sponsor.  Assets of each Fund not invested in Financial Instruments are held in cash or invested in cash equivalents and/or U.S. Treasury Securities or other high credit quality short- term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that serve as collateral for the Financial Instruments. The types of commodity interests in which each Fund invests may vary daily.  The Funds do not currently intend to invest directly in any commodity or currency but may invest directly in U.S. Treasury securities.

The Sponsor creates net “long” positions for the Non-leveraged and Bull Funds and net “short” positions for the Bear Funds.  The Sponsor may create short positions in the Non-leveraged and Bull Funds and long positions in the Bear Funds even though the net exposure in the Non-leveraged and Bull Funds will be long and the net exposure in the Bear Funds will be short.  Long positions move in the same direction as their index or benchmark, advancing when the index or benchmark advances and declining when the index or benchmark declines.  Short positions move in the opposite direction of the index or benchmark, advancing when the index or benchmark declines and declining when the index or benchmark advances.

Each Leveraged Fund has a clearly articulated goal which requires the Leveraged Fund to seek economic exposure in excess of its net assets.  To meet its objectives, each Leveraged Fund invests in some combination of Financial Instruments so that it generates economic exposure consistent with the Leveraged Fund’s investment objective.  Leveraging allows the Sponsor to generate a greater positive or negative return for the Leveraged Funds than what would be generated on the invested capital without leverage, thus changing small market movements into larger changes in the value of the investments of a Leveraged Fund.

At the close of the markets each trading day, each Fund will position its portfolio to ensure that the Fund’s exposure to its benchmark is consistent with the Fund’s stated goals.  The impact of market movements during the day determines whether a portfolio needs to be repositioned.  If the target benchmark has risen on a given day, a Non-leveraged and Bull Fund’s net assets should rise, meaning their exposure may need to be increased.  Conversely, if the target benchmark has fallen on a given day, a Non-leveraged and Bull Fund’s net assets should fall, meaning their exposure may need to be reduced.  If the target benchmark has risen on a given day, a Bear Fund’s net assets should fall, meaning its exposure may need to be reduced.  If the target benchmark has fallen on a given day, a Bear Fund’s net assets should rise, meaning its exposure may need to be increased.  The Sponsor increases a Fund’s exposure when its assets rise and reduces a Fund’s exposure when its assets fall.

Swap Agreements

Swap agreements are bilateral derivative contracts that are entered into primarily by institutional investors for a specified period ranging from a day to more than a year. In a standard swap, the parties agree to exchange the returns on an “underlier,” which could be an asset, an investment, loans or a basket of equity investments, an instrument or an index in exchange for a fixed or floating rate of return based on an interest rate (commonly referred to as the interest rate leg of the swap) in respect of a predetermined (notional) amount. Swap agreements may be entered into over-the-counter or, if they are standardized, on an exchange. In the case of futures contracts based on indices, the reference interest rate is zero. The gross returns to be exchanged are calculated with respect to a notional amount and the benchmark returns to which the swap may be linked. Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by a Bull Fund, absent fees, transaction costs and interest, the Bull Fund would be entitled to settlement payments in the event the benchmark increases and would be required to make payments to the swap counterparty in the event the benchmark decreases. In a typical swap agreement entered into by an Bear Fund, absent fees, transaction costs and interest, the Bear Fund would be required to make payments to the swap counterparty in the event the benchmark increases and would be entitled to settlement payments in the event the benchmark decreases.

Swap agreements involve, to varying degrees, elements of market risk and exposure to loss in excess of the amount which would be reflected on the Statement of Assets and Liabilities. The notional amounts of the agreement reflect the extent of each Bull Fund’s total investment exposure under the swap agreement. A Bear Fund’s exposure is not limited by the notional amount and its exposure is in theory potentially infinite as there is no fixed limit on the increase in any index value. Primary risks associated with the use of swap agreements arise from the imperfect correlation between movements in the notional amount, the price of the underlying investments, the inability of counterparties to perform or a default or failure of a member of an exchange or the exchange itself. Some of these risks are offset by the posting and return of collateral or margin, as discussed below. Each Fund bears the risk of loss of the net amount, if any, expected to be received under a swap agreement in the event of the default or bankruptcy of a swap counterparty. Each Fund enters into swap agreements only with large, established and well capitalized financial institutions that meet certain credit quality standards and monitoring policies. Each Fund uses various techniques to minimize credit risk including early termination or reset and payment, using different counterparties and limiting the net amount due from any individual counterparty.

Each Fund generally collateralizes swap agreements with cash, certain securities that are deemed eligible collateral, or both. Such collateral may be held for the benefit of the counterparty in a segregated tri-party account at the custodian to protect the counterparty against non-payment by the Fund or the collateral may be held by a member of an exchange for exchange-traded derivatives, swaps, or futures contracts. In the event of a default by the counterparty, and the Fund is owed money in the swap transaction, the Fund will seek withdrawal of this collateral from the segregated account and may incur certain costs exercising its right with respect to the collateral. Each Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties.  Those amounts are generally collateralized by the counterparty, but in the event of an overnight bankruptcy of a counterparty, a fund may fail to receive the amounts owed to it.  If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, unless a safe harbor to a stay imposed in connection with a liquidation proceeding applies, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding and may obtain only limited recovery or may obtain no recovery in such circumstances.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity, currency or other asset at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. A forward contact may arrange for an upfront payment or a payment upon an exchange that is forward in time.  Forward contracts are, in general, not cleared or guaranteed by a third party if they are traded over-the-counter.  A forward contract that is standardized in terms of price, quantity and other features, and is margined and traded on an exchange is a futures contract. Forward contracts for a given commodity or currency are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved if they trade the forward over-the-counter. Moreover, there is generally no direct means of offsetting or closing out an OTC forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out an OTC forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity or currency.

The OTC forward markets are largely unregulated and will remain so until the effective date of financial services reform that is passed by the U.S. Congress and signed into law the by the President.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for forward contracts based on foreign exchange underliers may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. Commercial banks participating in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many OTC market participants in foreign exchange trading have begun to require that their counterparties enter into standardized master agreements that call for collateral, or margin to be posted in order to secure positions.

Options on Forward Contracts

An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the strike price) in the underlying forward contract. Options on forward contracts are individually negotiated between counterparties and are generally traded in the OTC market. Thus, options on forward contracts possess many of the same characteristics of forward contracts relating to offsetting positions and credit risk that are described above.

The buyer of a call option purchases the right, but not the obligation, to purchase the underlying interest at a specified price. The buyer of a put option purchases the right, but not the obligation, to sell the underlying interest at a specified price. The seller of an option is obligated to take a position in the underlying interest opposite the buyer of the option if the option is exercised. Therefore, the seller of a call option must sell the underlying interest to the buyer of the call option if the buyer chooses to exercise the option. Conversely, the seller of a put option must buy the underlying interest from the buyer of the put option if the buyer chooses to exercise the option.

A call option is considered to be in-the-money if the strike price is below the current market price and out-of-the-money if the strike price is above the current market price. A put option, on the other hand, is considered to be in-the-money if the strike price is above the current market price and out-of-the-money if the strike price is below the current market price. Options typically have limited life spans, which are tied to the delivery or settlement date of the underlying interest. Unexercised options on forwards contracts become worthless at the time of expiration.

Losses to the buyer of an option are limited to the amount paid for the option. Sellers of options, however, face risk similar to that of participants in the forwards markets. For example, the seller of a call option is subject to the same risk as a person who initially sold a forward contract, offset only by the amount received by selling the option.

Futures Contracts

A futures contract is a standardized contract traded on, and subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy, metals and other assets or indices. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts and certain commodity futures contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Options on Futures Contracts

Options on futures contracts operate in a manner similar to options on forward contracts. An option is a contract that entitles its holder to the right, but not the obligation, to purchase or sell an underlying asset or index. An option is one of the only derivatives that is traded either over-the-counter (for more customized trades) or on an exchange (for standardized trades). An option on a futures contract gives the buyer the right, but not the obligation, to take a position at a specified price in the underlying futures contract. Unlike options on forward contracts, however, options on futures contracts are standardized contracts traded on an exchange. Furthermore, in-the-money options on futures contracts on certain exchanges are automatically exercised on their expiration date.  OTC options may be collateralized and margin is generally required for exchange-traded options.

Options on Currencies

Options on currencies grant the holder the right, but not the obligation, to buy or sell currency at a specified exchange rate during a specified period of time.

Supplemental Information about Financial Instruments and Commodities Markets Participants

The two broad classes of persons who trade futures contracts are hedgers and speculators. Financial institutions that manage or deal in commodity and interest rate sensitive instruments, foreign currencies and stocks, and commercial market participants, including farmers and manufacturers, that market or process commodities, and which are exposed to commodity, currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur due to an adverse movement in the price of the underlying commodity or other asset, such as the adverse price movement between the time a farmer or manufacturer enters into a contract to buy or sell a commodity at a certain price and the time he must perform his obligations under the contract. The futures market enables the hedger to transfer the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that he expects to earn from his operations rather than to profit in his trading. The speculator, on the other hand, risks his capital in an attempt to make profits from price fluctuations in the commodities.  Derivatives or futures contracts may be physically settled or settled by exchange of cash. Speculators rarely make or take delivery of the commodities underlying their contracts, but rather close out their positions by entering into offsetting purchases or sales of contracts prior to the delivery date. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

U.S. Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts) in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Before futures exchanges existed, forwards were traded over-the-counter.  Members of, and trades executed on, a particular exchange are subject to the rules of that exchange, and those rules typically require that members satisfy certain financial prerequisites and post assets into a fund that assures member performance on outstanding trades. Among the principal exchanges in the United States are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”), the NYMEX, and the Intercontinental Exchange (“ICE”), and the New York Board of Trade (“NYBOT”).

Each futures exchange in the United States has an associated “clearing house” that is either owned by the exchange or otherwise associated with the exchange. Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing houses typically establish security or guarantee funds to which all clearing members of the exchange must contribute and maintain. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting futures transactions on an organized exchange do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Non-U.S. Futures Exchanges

Foreign futures exchanges differ in certain respects from their U.S. counterparts. Non-U.S. futures exchanges are not subject to regulation by the CFTC but must in some cases obtain approval or exemptions from U.S. regulators depending on their activities in the U.S. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange or an affiliated clearing house, if any, does not become substituted for any party. Therefore, participants in such markets must often satisfy themselves as to the creditworthiness of their counterparty. Additionally, in the event of the insolvency or bankruptcy of a non-U.S. market or broker, the rights of market participants are likely to be more limited than the rights afforded by the U.S. futures exchanges.

Regulations

Futures exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that prior to the passage of regulatory reform in early 2010, no governmental U.S. agency regulates the OTC foreign exchange markets although the reform bill includes a provision that calls for certain foreign exchange transactions to be included in the definition of “swap,” thereby bringing those transactions into the jurisdiction of federal regulators, unless the U.S. Treasury Department subsequently determines in final regulations that foreign exchange transactions should not be regulated.)

The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and non-security-based options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. The CEA currently gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Sponsor, and requires commodity trading advisors to maintain current and accurate records within the United States. If the registration of a Sponsor as a commodity trading advisor were to be terminated, restricted or suspended, the Sponsor would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Funds. The Funds themselves are not registered with the CFTC in any capacity. Therefore, if the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator and/or commodity trading advisor could be found. Such an event could result in termination of the Funds.

The CEA currently requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC. See “Risk Factors—Risks Related to Regulatory Requirements and Potential Legislative Changes—Failure of FCMs to segregate assets may increase losses in the Funds.”

The CEA also currently gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, FCMs, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets, but statutory reform efforts seek to limit that prohibition in the event that foreign exchange or trading activity has a nexus with the U.S.

Recent Legislative Efforts

Restrictive proposals aimed at financial speculators in commodities have from time to time been made in the U.S. House of Representatives and the Senate, and new reform measures are, as of the date of the filing of this statement, underway. The U.S. House of Representatives passed comprehensive financial services reform that includes provisions on speculative trading and position limits. This reform, the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), is, as of the filing of this statement, currently being considered by members of the U.S. Senate. Dodd-Frank includes statutory language that would make more transparent non-hedging derivative trading activity with the intended design of curbing excessive speculation and increasing accountability in the commodities and derivatives (including swaps) markets. Futures markets will continue to be closely regulated by the CFTC under Dodd-Frank.

Title VII of Dodd-Frank provides for numerous amendments to the Commodity Exchange Act that include a grant the CFTC of authority to impose aggregate position limits for contracts in non-financial commodities that are traded on designated contract markets and swap execution facilities, as well as swaps that are not centrally executed (if they perform a significant price-discovery function with respect to exchange-traded contracts).  Title VII also grants the SEC authority to impose aggregate position limits across security-based swaps that may be held by any person, including positions in any security-based swap and any security or group or index of securities, the price, yield, value, or volatility of which, or of which any interest therein, is the basis for a material term of such security-based swap.

Title VII would significantly expand the authority of the CFTC and the SEC to limit the size of an entity’s overall portfolio, by eliminating the ability to take positions in the OTC market as a market participant reaches the position limits in the futures market.  The CFTC is also directed to strive to ensure that trading on foreign boards of trade in the same commodity will be subject to comparable limits, and that any limits imposed by the CFTC will not cause price discovery in the commodity to shift to trading on foreign boards of trade.  In addition, if the CFTC or SEC determines that the regulation of the swaps markets in a non-U.S. country undermines the stability of the U.S. financial system, either the CFTC or the SEC, in consultation with the Treasury Secretary, may prohibit an entity from that country from participating in any U.S. swap activities.

Frank-Dodd could result in further promulgation by the regulators of speculative position limits. If enacted into law, these reform measures could negatively impact the ability of investors to invest in the Funds and, consequently, for the Sponsor to manage the Funds (or increase the expense associated with the management of the Funds).

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the cases of forward contracts, swap agreements and options on forward contracts) limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond that limit.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading or to maintain an open position in futures contracts. Maintenance margin is the amount (generally less than initial margin) that must be posted in order to offset ongoing risk of default by the trader. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures interests contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

Trading in OTC markets, such as swaps and forward contracts, where no clearing facility is provided, may require margin (which is, in OTC market parlance, referred to as “collateral”) if the traders to a contract have entered into an ISDA Master Agreement that is modified by a Schedule and a Credit Support Annex to the Schedule.  In such cases, dealers that maintain exposure to the Funds may require the Funds to post collateral or other similar assurance of performance.  Many OTC swaps and other derivatives such as currency forwards are not collateralized or documented with the ISDA documentation, in which case no pledging of collateral is required.

CERTAIN PERFORMANCE DATA

The Fund is newly-formed and thus has no operating history.

DESCRIPTION OF THE COMMODITY BENCHMARKS
Gold

The Direxion Daily Gold Bull 3X Shares and the Direxion Daily Gold Bear 3X Shares are designed to track a multiple or inverse multiple of the daily performance of COMEX gold futures. COMEX gold futures are traded on the COMEX division of the New York Mercantile Exchange (“NYMEX”) under ticker symbol GC in U.S. dollars and cents per troy ounce. The Funds do not directly or physically hold the underlying gold, but instead, seek exposure to gold through the use of Financial Instruments whose value is based on the underlying price of COMEX gold futures to pursue their investment objective.

The price of gold is volatile with fluctuations expected to affect the value of the Shares of the Fund. The price movement of gold may be influenced by a variety of factors, including announcements from central banks regarding reserve gold holdings, agreements among central banks, political uncertainties and economic concerns. The gold market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange- traded transactions consist of futures and options.

There is usually a difference between the spot price of gold and the future price of gold. The future price is used for futures contracts and represents the price to be paid on the date of a delivery of gold in the future. In normal markets, the futures price for gold is higher than the spot. The difference is determined by the number of days to the delivery contract date, prevailing interest rates, and the strength of the market demand for immediate physical delivery. The difference between the spot price and the future price, when expressed as an annual percentage rate is known as the “forward rate”.

Silver

The Direxion Daily Silver Bull 3X Shares and the Direxion Daily Silver Bear 3X Shares are designed to track a multiple or inverse multiple of the daily performance of COMEX silver futures. COMEX silver futures are traded on the COMEX division of the NYMEX under ticker symbol SI in U.S. cents per troy ounce. The Funds do not directly or physically hold the underlying silver, but instead seek exposure to silver through the use of Financial Instruments whose value is based on the underlying price of COMEX silver futures to pursue their investment objective.

The price of silver is volatile with fluctuations expected to affect the value of the Shares. The largest industrial users of silver are the photographic, jewelry, and electronic industries and developments in these industries among other factors may influence the price of silver. Like gold, the silver market is a global marketplace consisting of both OTC transactions and exchange-traded products. The OTC market generally consists of transactions in spot, forwards, options and other derivatives, while exchange-traded transactions consist of futures and options.

There is usually a difference between the spot price of silver and the future price of silver. The future price is used for futures contracts and represents the price to be paid on the date of a delivery of silver in the future. In normal markets, the futures price for silver is higher than the spot. The difference is determined by the number of days to the delivery contract date, prevailing interest rates, and the strength of the market demand for immediate physical delivery. The difference between the spot price and the future price, when expressed as an annual percentage rate is known as the “forward rate”.

NEITHER THE CHICAGO MERCANTILE EXCHANGE, INC. (“CME”), ITS AFFILIATES NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES OR AGENTS SHALL BE LIABLE TO COMPANY OR ANY OTHER PERSON OR ENTITY FOR ANY LOSS, LIABILITY OR OTHER DAMAGE, DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING OUT OF OR RELATING TO (i) THE CME INFORMATION, INCLUDING BUT NOT LIMITED TO ANY INACCURACY OR INCOMPLETENESS IN, OR DELAYS, INTERRUPTIONS, ERRORS OR OMISSIONS IN THE DELIVERY OF, THE CME INFORMATION OR (ii) ANY DECISION MADE OR ACTION TAKEN OR NOT TAKEN BY COMPANY, ITS LICENSEES OR OTHER USERS OF ITS PRODUCTS OR ANY OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS.  NEITHER COMPANY NOR CME NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES OR AGENTS SHALL BE LIABLE TO THE OTHER PARTY FOR LOSS OF BUSINESS REVENUES, LOST PROFITS OR ANY PUNITIVE, INDIRECT, CONSEQUENTIAL, SPECIAL OR SIMILAR DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  COMPANY EXPRESSLY ACKNOWLEDGES THAT CME DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, TO COMPANY, ANY OF ITS LICENSEES OR OTHER THIRD PARTY WITH RESPECT TO THE CME INFORMATION, INCLUDING, WITHOUT LIMITATION:  (i) ANY WARRANTIES WITH RESPECT TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE CME INFORMATION OR (ii) ANY WARRANTIES AS TO THE RESULTS TO BE OBTAINED BY COMPANY, ITS LICENSEES OR ANY THIRD PARTY IN CONNECTION WITH THE USE OF THE CME INFORMATION IN CONNECTION WITH THE PRODUCTS. IF THE FOREGOING DISCLAIMER AND WAIVER OF LIABILITY SHOULD BE DEEMED INVALID OR INEFFECTIVE, THE CUMULATIVE LIABILITY OF CME, ITS AFFILIATES, THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES AND AGENTS SHALL NOT EXCEED THE ACTUAL AMOUNT OF LOSS OR DAMAGE, OR THE SUM OF FIFTY DOLLARS ($50.00), WHICHEVER IS LESS.

DESCRIPTION OF THE CURRENCY BENCHMARKS

The Direxion Daily Yen Bull 3X Shares, the Direxion Daily U.S. Dollar Bull 3X Shares, the Direxion Daily Euro Bull 3X Shares, the Direxion Daily Yen Bear 3X Shares, the Direxion Daily U.S. Dollar Bear 3X Shares, and the Direxion Daily Euro Bear 3X Shares are designed to track a multiple or inverse multiple of the daily performance of the applicable currency as measured by the U.S. Dollar. These Funds use the 4:00 p.m. (Eastern Time) spot prices of the applicable exchange rates as provided by Bloomberg, expressed in terms of U.S. Dollars per unit of foreign currency, as the basis for the spot prices of the underlying benchmark. A Currency Fund does not necessarily directly or physically hold the underlying currency and may instead seek exposure through the use of Financial Instruments whose value is based on the price of the underlying currency to pursue its investment objective.

Yen

The Yen is the national currency of Japan, which has the 2nd largest economy in the world. Japan is the 4th largest trading partner with United States of America.  The approximate GDP of Japan was approximately $5 Trillion in 2009. The Bank of Japan manages Japan’s monetary policy.

Euro

The euro is the official currency of the Eurozone, consisting of Austria, Belgium, Cyprus, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain.  The euro is managed and administered by the Frankfurt-based European Central Bank and the Eurosystem, composed of the central banks of the Eurozone countries.

DESCRIPTION OF THE U.S. DOLLAR INDEX

The ICE U.S. Dollar Index (USDX®) Futures, is a leading benchmark for the international value of the US dollar and the world's most widely-recognized, publicly-traded currency index. The US Dollar Index contains six component currencies: the Euro, Japanese Yen, British Pound, Canadian Dollar, Swedish Krona and Swiss Franc. The index uses a geometric weighting scheme, with the previously mentioned currencies having respective weights of 0.576, 0.136, 0.119, 0.091, 0.042, and 0.036. There are no regularly scheduled adjustments or rebalancings of the index, and the index has only been adjusted once, when the euro was introduced.

NEITHER THE PUBLICATION OF THE USDX NOR THE LICENSING OF THE USDX TRADEMARKS BY ICE FUTURES U.S., INC. OR ITS AFFILIATES FOR USE IN CONNECTION WITH SECURITIES OR OTHER FINANCIAL PRODUCTS DERIVED FROM SUCH INDEX IN ANY WAY SUGGESTS OR IMPLIES A REPRESENTATION OR OPINION BY ICE FUTURES U.S., INC. OR ANY SUCH AFFILIATES AS TO THE ATTRACTIVENESS OF INVESTMENT IN ANY SECURITIES OR OTHER FINANCIAL PRODUCTS BASED UPON OR DERIVED FROM SUCH INDEX.  ICE FUTURES U.S., INC. IS NOT THE ISSUER OF ANY SUCH SECURITIES OR OTHER FINANCIAL PRODUCTS AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO SUCH INDEX OR ANY DATA INCLUDED OR REFLECTED THEREIN, NOR AS TO RESULTS TO BE OBTAINED BY ANY PERSON OR ANY ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED OR REFLECTED THEREIN.

DESCRIPTION OF THE S&P 500® DYNAMIC VEQTOR BENCHMARK

The Direxion S&P 500® Dynamic VEQTOR Fund is designed to track the performance of the S&P 500® Dynamic VEQTOR Index.  The S&P 500® Dynamic VEQTOR Index is a strategy index that makes daily allocations among: the S&P 500®, its equity component; the S&P 500® Short-Term VIX Futures Index, its volatility component; and the overnight LIBOR rate, its cash component.  The S&P 500 tracks the U.S. equities market and includes 500 leading companies in leading industries of the U.S. economy.  The S&P 500® Short-Term VIX Futures Index utilizes the prices of the two near-term VIX futures months, replicating a position that rolls the nearest month VIX futures to the next month VIX futures on a daily basis in equal fractional amounts.  The Chicago Board Options Exchange (CBOE) Volatility Index (VIX) shows the market's expectation of 30-day volatility.  It is constructed using the implied volatilities of a wide range of S&P 500® index options (S&P e-mini contracts).

The S&P 500® Dynamic VEQTOR Index is designed with the intention of providing investors with a way to hedge against downside risk in the market using volatility, an indicator known for its negative correlation to stock returns.  The S&P 500® Dynamic VEQTOR Index allocates between equity and volatility based on the combination of realized and implied volatility trend decision variables, and these allocations are evaluated on a daily basis.  A stop-loss provision in the index’s methodology moves the index’s entire allocation to cash should the index drop more than 2 percent during the previous five business days.  Unless the stop-loss is in place, S&P 500® Dynamic VEQTOR Index is entirely invested in either the S&P 500® or VIX futures.  Under normal circumstances, the VIX allocation is between 2.5% and 40%, with the S&P 500® making up the rest.  The allocation to VIX futures increases with increases in both implied and realized volatility.  A total return version of the S&P 500® Dynamic VEQTOR Index is calculated, including accrual and reinvestment of dividends on the equity allocation, interest based on the three-month U.S. Treasury rate on the allocation to S&P 500® VIX Futures Series, and interest based on the Overnight LIBOR on the allocation to cash.  An excess return version also is calculated, assuming no accruals from cash.

S&P 500® Dynamic VEQTOR Index (collectively, the “S&P Indices”) is a trademark of The McGraw-Hill Companies, Inc., and has been licensed for use by the Trust.  The Funds are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or its third party licensors.  Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Funds or any member of the public regarding the advisability of investing in securities generally or in the Funds particularly or the ability of the S&P Indices to track general stock market performance. S&P’s only relationship to the Funds is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P Indices which are determined, composed and calculated by S&P or its third party licensors without regard to the Funds. S&P has no obligation to take the needs of the Funds or the owners of the Funds into consideration in determining, composing or calculating the S&P Indices. S&P is not responsible for and has not participated in the determination of the prices and amount of the Funds or the timing of the issuance or sale of the Funds or in the determination the net asset value of the Funds. S&P has no obligation or liability in connection with the administration, marketing or trading of the Funds.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P INDICES OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

USE OF PROCEEDS

Substantially all of the proceeds of the offering of the Shares of each Fund are used by each Fund to enter into Financial Instruments relating to that Fund’s benchmark in combination with cash or cash equivalents and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) that may be used to collateralize swap agreements or forward contracts or deposited with FCMs as margin in connection with any futures transactions. The Leveraged Funds benchmarked against a commodity are built to provide an investor three times (e.g., 3X) or the inverse of three times (e.g., -3x) exposure on a daily basis to the commodity. The Leveraged Funds benchmarked against a currency are built to provide an investor three times (e.g., 3x) or the inverse of three times (e.g., -3x) exposure on a daily basis to the currency. The Bull Funds that are benchmarked against a commodity are designed to go up as the value of the commodity goes up on a daily basis. The Bull Funds that are benchmarked against a currency are designed to go up as the value of the currency goes up on a daily basis. The Bear Funds that are benchmarked against a commodity are built to go up as the value of the commodity goes down on a daily basis. The Bear Funds that are benchmarked against a currency are built to go up as the value of the currency goes down on a daily basis.

To the extent that a Fund trades in futures contracts on United States exchanges, the assets deposited by such Fund with its FCM (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected PBC as its initial FCM. PBC, in its capacity as a registered FCM, serves as a clearing broker to the Trust and each Fund and as such arranges for the execution and clearing of each Fund’s futures and options on futures transactions. PBC acts as clearing broker for many other funds and individuals. PBC is registered as a FCM with the CFTC and is a member of the NFA. PBC is a clearing member of the CBOT, CME, NYMEX, and all other major United States commodity exchanges. PBC is not affiliated with and does not act as a supervisor of the Trust or any Fund or the Sponsor, the Trustee, the Administrator, or the Custodian. PBC is not acting as an underwriter or sponsor of the offering of the Shares and has not passed upon the merits of participating in this offering. PBC has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein.  PBC does not provide any commodity trading advice regarding any Funds’ trading activities. Investors should not rely upon PBC in deciding whether to invest in any Fund or retain their interests in any Fund. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace PBC as each Fund’s clearing broker.

To the extent, if any, that a Fund enters into trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

The Sponsor, a registered commodity pool operator and commodity trading advisor, is responsible for the cash management activities of each Fund, including investing in cash equivalents that serve as collateral for the Financial Instruments as described above.

CHARGES
Breakeven Table

The projected twelve month breakeven analysis for each Fund is set forth in the Breakeven Table below.

[Tables to be inserted by amendment]

Breakeven Amounts
The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of Fund’s average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
Direxion Daily Gold Bull 3X Shares	[___]%
Direxion Daily Gold Bear 3X Shares	[___]%
Direxion Daily Silver Bull 3X Shares	[___]%
Direxion Daily Silver Bear 3X Shares	[___]%
Direxion Daily Japanese Yen Bull 3X Shares	[___]%
Direxion Daily Japanese Yen Bear 3X Shares	[___]%
Direxion Daily U.S. Dollar Bull 3X Shares	[___]%
Direxion Daily U.S. Dollar Bear 3X Shares	[___]%
Direxion Daily Euro Bull 3X Shares	[___]%
Direxion Daily Euro Bear 3X Shares	[___]%
Direxion S&P 500® Dynamic VEQTOR Shares	[___]%

Each Fund will break even only if its daily return from trading, plus its daily interest income from high credit quality short-term fixed income securities, equals its fees and expenses per annum.

Organization and Offering Stage

Organization and Offering Expenses

The Trust has paid expenses incurred in connection with organizing each Fund and the initial offering of each Fund’s shares, and the Sponsor will not charge its fee in the first year of operations of each Fund in an amount equal to the organization and offering expenses. The Sponsor will reimburse a Fund to the extent that its organizational and offering costs exceed xx% of its average daily NAV for the first year of operations. Normal and expected expenses incurred in connection with the continuous offering of Shares of each Fund after the commencement of the Fund’s trading operations are paid by the Sponsor.

Organization and offering expenses mean those expenses incurred in connection with the Trust’s formation, the qualification and registration of the Shares of each Fund and in offering, distributing and processing the Shares of each Fund under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of each offering of the Shares of such Fund, including, but not limited to, expenses such as:

•	initial SEC registration fees and SEC and FINRA filing fees;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and this Prospectus;

•	the costs of qualifying, printing (including typesetting), amending, supplementing and mailing sales materials used in connection with the offering and issuance of the Shares; and

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

Operational Stage

Management Fee

Each Fund pays the Sponsor a Management Fee, monthly in arrears, in an amount equal to xx% per annum of its average daily NAV. No other management fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Licensing Fees

The Sponsor pays [_____, ____ and ___] licensing fees for each use of the [____, ____ and ____] indices, respectively, used as a benchmark for a Fund.]

Routine Operational, Administrative and Other Ordinary Expenses

The Sponsor pays all of the routine operational, administrative and other ordinary expenses of each Fund, generally, as determined by the Sponsor, including, but not limited to, fees and expenses of the Administrator, Custodian, Distributor, Transfer Agent, accounting and audit fees and expenses, tax preparation expenses, legal fees not in excess of $100,000 per annum, ongoing SEC registration fees not exceeding [___]% per annum of the NAV of a Fund, FINRA filing fees, individual K-1 preparation and mailing fees not exceeding [___]% per annum of the NAV of a Fund, and report preparation and mailing expenses.

Non-Recurring Fees and Expenses

Each Fund pays all of its non-recurring and unusual fees and expenses, if any, as determined by the Sponsor. Non-recurring and unusual fees and expenses are fees and expenses which are unexpected or unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses also include material expenses which are not currently anticipated obligations of the Funds. Routine operational, administrative and other ordinary expenses are not deemed extraordinary expenses.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Brokerage Commissions and Fees

Each Fund pays all brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments.

Other Transaction Costs

The Funds bear other transaction costs including the effects of trading spreads and financing costs associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund).

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares. Except when aggregated in Creation Units, the Shares are not redeemable securities.

Authorized Participants pay a fixed transaction fee of $[250] in connection with each order to create or redeem a Creation Unit of Shares in order to compensate [Bank of New York Mellon] for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants pay a variable transaction fee of up to [___]% of the value of the Creation Unit that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of transaction fee. The variable transaction fee is [___]% for the Commodity Funds and [___]% for the Currency Funds. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

The form of Authorized Participant Agreement and related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to Foreside or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Exchange and regulated by FINRA, or is exempt from being, or otherwise is not be required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker -dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any day other than a day when any of the NYSE Arca, the NYSE, and as applicable to the underlying benchmark, the CME, the CBOT, the ICE/NYBOT, the LME or the NYMEX/COMEX is closed for regular trading (“Business Day”), an Authorized Participant may place an order with the Distributor to create one or more Creation Units. Purchase orders must be placed one hour prior to the earliest applicable closing time of the exchange upon which a benchmarked commodity or component of an index trades or upon the platform which a currency is valued. If a purchase order is received prior to the applicable cut-off time, the day on which Foreside receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of required payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date plus the applicable transaction fee. Authorized Participants have a cut-off as shown in the table below.

Fund	Create/Redeem Cutoff	NAV Calculation Time
Direxion Daily Gold Bull 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Gold Bear 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bull 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bear 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bull 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bear 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bull 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bear 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bull 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bear 3X Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)
Direxion S&P 500® Dynamic VEQTOR Shares	3:40 p.m. (Eastern Time)	4:00 p.m. (Eastern Time)

Delivery of Cash

Cash required for settlement must be transferred directly to the Custodian through the DTC on a Delivery Versus Payment (DVP) basis. If the Custodian does not receive the cash by the market close on the third (3rd) Business Day following the purchase order date (T+3), such order may be charged interest for delayed settlement or cancelled. In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with canceling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of repurchase, or postpone the purchase settlement date, (i) for any period during which any of the NYSE Arca, NYSE, CME, CBOT, ICE/ NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. Redemption orders must be placed one hour prior to the earliest applicable closing time of the exchange upon which a benchmarked commodity or component of an index trades or upon the platform which a currency is valued. If a redemption order is received prior to the applicable cut-off time, the day on which Foreside receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the third Business Day immediately following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3.

Determination of redemption proceeds

The redemption proceeds from a Fund consist of the cash redemption amount. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees.

Delivery of redemption proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, the Fund’s DTC account has been credited with the Creation Units to be redeemed. If the Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent of whole Creation Units received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Creation Units received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time-to-time, determine and the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing the Fund for all costs associated with canceling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time-to-time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (i) for any period during which any of the NYSE Arca, NYSE, CME, CBOT, ICE/ NYBOT, LME or NYMEX/COMEX is closed other than for customary holidays or weekend closings or when trading is suspended or restricted on such exchanges in any of the underlying commodities; (ii) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate The Bank of New York Mellon for services in processing the creation and redemption of Creation Units and to offset some or all of the costs of increasing or decreasing derivative positions, an Authorized Participant is required to pay a fixed transaction fee of $[250] per order to create or redeem Creation Units and a variable transaction fee of up to [___]% of the value of a Creation Unit. The variable transaction fee is [___] for the Commodity Funds and [___]% for the Currency Funds. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date this registration statement is filed, there is no material administrative, civil or criminal action, existing or concluded, within five years preceding the date this registration statement is filed against the Trust.  Also as of the date this registration statement is filed, there are no material administrative, civil or criminal action, existing or concluded, within five years preceding the date this registration statement is filed against the Sponsor.  Daniel D. O’Neill, a principal of the Sponsor, has been named as a defendant in a purported class action lawsuit filed on September 17, 2009.  The plaintiff, Evan Stoopler, filed a putative class action against several defendants, including Direxion Shares ETF Trust (“ETF Trust”) and Rafferty Asset Management, LLC (“Rafferty”) – both affiliates of the Sponsor – and the Sponsor’s Managing Director, Daniel D. O’Neill.  The action was filed in the United States District Court for the Southern District of New York.  Stoopler, on Behalf of Himself and All Other Similarly Situated v. Direxion Shares ETC Trust et al., 09-CV-8011-RJH.  Two other largely identical lawsuits have since been filed by other plaintiffs, Milton Pfeiffer, on Behalf of Himself and All Other Similarly Situated v. Direxion Shares ETF Trust, et al., S.D.N.Y. 09-CV-8375 (RJH), and Thomas C. Longman on Behalf of Himself and All Other Similarly Situated v. Direxion Shares ETF Trust, et al., S.D.N.Y. 09-CV-8459 (RJH).

The lawsuits are purportedly brought on behalf of persons or entities who purchased or otherwise acquired shares in the Direxion Daily Financial Bear 3X Shares, a series of the ETF Trust.  The complaints allege that the defendants violated Sections 11 and 15 of the Securities Act of 1933, 15 U.S.C. § 77k and 15 U.S.C. § 77o, respectively.

More particularly, the complaints allege that the ETF Trust’s registration statement contained incomplete and/or misleading information in that it failed to clearly disclose that, while the fund is designed to generate returns that approximate three times the inverse of the performance of its target benchmark on a daily basis, for longer time horizons, the fund’s performance differs substantially and unpredictably from three times the inverse of the performance of the target benchmark.  The complaints additionally appear to suggest that the fund’s registration statement failed adequately to disclose that the fund may be unsuitable for most retail investors.  The complaints allege that, as a result of these alleged disclosure deficiencies, investors suffered considerable damages.

On January 13, 2010, and February 17, 2010, respectively, plaintiffs Howard Schwack and William Lee filed putative class actions against the ETF Trust, Rafferty and Mr. O’Neill in the United States District Court for the Southern District of New York.  Schwack v. Direxion Shares ETF Trust et al., 10-cv-00271-RJH; Lee v. Direxion Shares ETF Trust et al., 10-cv-01273-UA.  Each of these complaints raises allegations generally similar to those that were made in the earlier lawsuits except that they concern the Direxion Daily Energy Bear 3X Shares, a different series of the ETF Trust than the Direxion Daily Financial Bear 3X Shares that was the subject of earlier lawsuits.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL
TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, each Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund issues common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund. The Shares of each Fund are listed on the NYSE Arca under the following symbols:

Fund	Ticker Symbol
Direxion Daily Gold Bull 3X Shares	[ ]
Direxion Daily Gold Bear 3X Shares	[ ]
Direxion Daily Silver Bull 3X Shares	[ ]
Direxion Daily Silver Bear 3X Shares	[ ]
Direxion Daily Japanese Yen Bull 3X Shares	[ ]
Direxion Daily Japanese Yen Bear 3X Shares	[ ]
Direxion Daily U.S. Dollar Bull 3X Shares	[ ]
Direxion Daily U.S. Dollar Bear 3X Shares	[ ]
Direxion Daily Euro Bull 3X Shares	[ ]
Direxion Daily Euro Bear 3X Shares	[ ]
Direxion S&P 500® Dynamic VEQTOR Shares	[ ]

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Creation Units. Individual Shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from a Fund.

Principal Office; Location of Records

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 33 Whitehall Street, 10th Floor, New York, New York, 10004.

The books and records of each Fund are maintained as follows: all marketing materials are maintained at the offices of Foreside Fund Services, LLC, located at 3 Canal Plaza, Suite 100, Portland, Maine 04101. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by The Bank of New York Mellon, One Wall Street, New York, New York 10286.

All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o Direxion Asset Management, LLC, 33 Whitehall Street, 10th Floor, New York, New York, 10004.  The telephone number of the Sponsor and each of the Funds is (866) 476-7523.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives as required by law. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other Fund. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, Claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other Fund or the Trust generally, or any of their respective assets.  Except to the extent otherwise required by law, no shareholder of one Fund has the right to pursue litigation on behalf of any other Fund unless such litigation relates to the rights affecting shareholders of all Funds, and no, and no shareholder of one Fund has the right to request in any litigation relief in the name of or for the benefit of any other Fund.  The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3-804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other Fund or the Trust generally.

In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, any Fund or the Sponsor on behalf of the Trust or any Fund, has acknowledged and consented in writing to:

•	the Inter-Series Limitation on Liability with respect to such party’s Claims;

•
voluntarily reduce the priority of its Claims against the Funds or their assets, such that its Claims are junior in right of repayment to all other parties’ Claims against the Funds or their assets, except that Claims against the Trust where recourse for the payment of such Claims was, by agreement, limited to the assets of a particular Fund, will not be junior in right of repayment, but will receive repayment from the assets of such particular Fund (but not from the assets of the other Fund or the Trust generally) equal to the treatment received by all other creditors and shareholders that dealt with such Fund; and

•
a waiver of certain rights that such party may have under the United States Bankruptcy Code, if such party held collateral for its Claims, in the event that the Trust is a debtor in a Chapter 11 case under the United States Bankruptcy Code, to have any deficiency Claim (i.e., the difference, if any, between the amount of the Claim and the value of the collateral) treated as an unsecured Claim against the Trust generally or any Fund.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over a Fund. The Trustee acts in an entirely passive role.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of any Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, to the fullest extent permitted by law against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement.  The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

As noted above, the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator and commodity trading advisor. Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties;

•	manages each Fund’s portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of any Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 33 Whitehall Street, 10th Floor, New York, New York 10004. The telephone number of the Sponsor is (866) 476-7523.

Background and Principals

Direxion Asset Management LLC, is the Sponsor of the Trust and the Funds. The Sponsor serves as both commodity pool operator and commodity trading advisor of the Trust and each Fund. The Sponsor is registered as a commodity pool operator and commodity trading advisor with the CFTC and is a member of the NFA and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on [____], 2010. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity trading advisor was approved on [____], 2010 and is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on [____], 2010.  Its registration as a commodity pool operator is currently effective. Its principal place of business is 33 Whitehall Street, 10th Floor, New York, New York 10004, telephone number (866) 476-7523. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and each Fund.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Sponsor is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name	Position
Daniel D. O’Neill	Managing Director of the Sponsor, Principal Executive Officer of the Trust
Paul Brigandi	Vice President of the Sponsor
Charles Fusaro	Vice President of the Sponsor
Patrick Rudnick	Principal Financial Officer of the Trust

The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor.

Mr. Daniel D. O’Neill, Managing Director of the Sponsor and President and Chief Investment Officer of Rafferty, an affiliate of the Sponsor.  Mr. O’Neill joined Rafferty in 1999 and plays a leading role in the development and launch of new products and value added services for advisors and investors.  Prior to joining Rafferty Mr. O’Neill served as a Portfolio Manager, Private Equity Investments at Hermitage Capital Management Limited in Moscow, Russia where he was responsible for monitoring investments by two hedge funds in illiquid Russian equities.  Mr. O’Neill has a J.D. from the University of Virginia School of Law and holds a Bachelor of Arts degree in English and Economics from the University of Virginia in Charlottesville, VA.

Mr. Paul Brigandi, a Member of the Sponsor and Portfolio Manager at Rafferty since May 2004.  Prior to joining Rafferty, Mr. Brigandi spent two years at Fleet Boston Financial/Quick and Really where he participated in a training program on equity, derivative and fixed income markets.  Prior to this, Mr. Brigandi did a variety of internships in the financial industry with both HSBC Bank and New England Financial Corporation ranging from equity research to financial planning.  Mr. Brigandi has a Bachelor of Science degree from Fordham University in Finance and holds Series 7, Series 63 and Series 65 securities licenses.

Mr. Charles Fusaro, a Member of the Sponsor and Portfolio Manager at Rafferty since April 2009.  Prior to joining Rafferty, Mr. Fusaro was an analyst at Goldman, Sachs and Co., where he was responsible for working with institutional clients, asset managers and broker dealers providing solutions for equity derivative trade management, order flow and risk management, including equity swaps, OTC options, listed derivatives and variance swaps.  Mr. Fusaro holds a Bachelor of Arts degree from Providence College.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that except to the extent otherwise required by law, the Sponsor, the Trustee and their affiliates shall have no liability (contractual or otherwise) to the Trust, any Fund or to any shareholder for any loss if the Trustee, Sponsor and their related parties, in good faith, determined that such course of conduct was in the best interests of the Trust or the applicable Fund.  The Trust has agreed to indemnify the Trustee, Sponsor their affiliates against all claims, losses, liabilities and expenses based on their conduct relating to the Trust to the fullest extent permitted by law.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages.  Under the Trust Instrument, no shareholder may maintain a derivative action unless such shareholder beneficially owns at least 5% of the relevant class or Fund, the shareholder has made a demand on the Sponsor and has satisfied the other requirements set forth in Article VII, Section 12 of the Trust Agreement.  In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

The Sponsor may maintain an investment in each Fund. Principals may have an ownership or beneficial interest in a Fund.

Management; Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to any Fund provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund trade on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.DirexionShares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to a Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.DirexionShares.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value

The NAV in respect of a Fund, means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open swaps and futures contracts, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of each Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV.

Fund	NAV Calculation Time
Direxion Daily Gold Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Gold Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Silver Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Japanese Yen Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily U.S. Dollar Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bull 3X Shares	4:00 p.m. (Eastern Time)
Direxion Daily Euro Bear 3X Shares	4:00 p.m. (Eastern Time)
Direxion S&P 500® Dynamic VEQTOR Shares	4:00 p.m. (Eastern Time)

In calculating the indicative NAV of a Commodity Fund or a Currency Fund, the settlement value of the Fund’s swap agreements or forward contracts, as applicable, is determined by applying the then-current disseminated values for the applicable benchmark to the terms of such Fund’s swap agreements or forward contracts. However, in the event that an underlying commodity is not trading due to the operation of daily limits or otherwise, the Sponsor may in its sole discretion choose to fair value the index level in order to value the Fund’s swap and forward agreements for purposes of NAV calculation.

All open futures contracts traded on a United States exchange are calculated at their then current market value, which is based upon the settlement or the last traded price before the NAV calculation time, for that particular futures contract traded on the applicable United States exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day.

The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which NAV is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day. The Sponsor may in its sole discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or manmade disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of a Fund pursuant to such other principles as the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards. The amount of any distribution will be a liability of such Fund from the day when the distribution is declared until it is paid.

Intraday Indicative Value (“IIV”)

The IIV is an indicator of the value of the Financial Instruments and cash and receivables less liabilities of a Fund at the time the IIV is disseminated. The NYSE Arca calculates and disseminates every 15 seconds throughout the trading day an updated IIV. The IIV is calculated by the NYSE Arca using the prior day’s closing net assets of the Fund as a base and updating throughout the trading day changes in the value of swap agreements, futures contracts and forward contracts held by the Fund. The IIV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IIV also should not be viewed as a precise value of the Shares.

The NYSE Arca disseminates the IIV. In addition, the IIV is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the IIV provides additional information that is not otherwise available to the public and may be useful to investors and market professionals in connection with the trading of Shares. Investors and market professionals are able throughout the trading day to compare the market price of a Fund and the IIV. If the market price of Shares diverges significantly from the IIV, market professionals may have an incentive to execute arbitrage trades. Such arbitrage trades can tighten the tracking between the market price of a Fund and the IIV and thus can be beneficial to all market participants.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor has discretionary authority over all distributions made by each Fund. To the extent that a Fund’s actual and projected interest income from its holdings of interest-bearing investments exceeds the actual and projected fees and expenses of the Fund, the Sponsor may make distributions of the amount of such excess. The Funds currently do not expect to make distributions with respect to capital gains or income. Depending on the applicable Fund’s performance for the taxable year and an investor’s own tax situation for such year, an investor’s income tax liability for the taxable year for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions an investor receives with respect to such year.

Each Fund will make distributions at the discretion of the Sponsor. The Funds currently do not expect to make capital gain or income distributions. Income earned from each Fund’s investment is allocated pro rata to each investor based on his, her or its holdings in the Fund. An investor’s income tax liability for his, her or its pro rata share of the Fund’s income and capital gains will, in all likelihood, exceed any distributions such investor receives.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of each Fund, has appointed Bank of New York Mellon (“BNYM”), One Wall Street, New York, New York 10286, as the administrator of the Funds .

Pursuant to a Fund Administration and Accounting Agreement between the Trust and BNYM, BNYM provides the Trust with administrative and management services (other than investment advisory services) and accounting services, including portfolio accounting services, tax accounting services and furnishing financial reports. As compensation for the administration and management services, the Trust pays BNYM a fee based on the Trust’s total average daily net assets of [___]% on net assets, with a minimum annual complex fee of approximately $[______]. For the accounting services, the Trust pays BNYM a fee based on the Trust’s total average daily net assets of 0.03% and a minimum annual complex fee of approximately $[_______]. BNYM also is entitled to certain out-of-pocket expenses for the services mentioned above, including pricing expenses.

THE CUSTODIAN

Pursuant to a Custodian Agreement, BNYM serves as the custodian of a Fund’s assets. The custodian holds and administers the assets in a Fund’s portfolios. Pursuant to the Custody Agreement, BNYM receives an annual fee based on the Trust’s total average daily net assets of [____]% and certain settlement charges. BNYM also is entitled to certain out-of-pocket expenses.

THE TRANSFER AGENT

Pursuant to a Fund Administration and Accounting Agreement between the Trust and BNYM, BNYM serves as the Transfer Agent of the Funds. BNYM is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. For its transfer agent services, BNYM receives an annual fee based on the Trust’s total average daily net assets of [____]% and certain settlement charges. BNYM also is entitled to certain out-of-pocket expenses.

DISTRIBUTOR

Foreside Fund Services, LLC, located at 3 Canal Plaza, Suite 100, Portland, Maine 04101, serves as the distributor of the Shares (“Foreside” or the “Distributor”).  The Distributor is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 and a member of the Financial Industry Regulatory Authority.  The Trust offers Shares of the Funds for sale through the Distributor in Creation Units, as described below. The Distributor will also assist the Sponsor and administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials.  The Distributor is not participating in this offering as a firm commitment underwriter.

The Sponsor, out of the relevant Management Fee, pays Foreside for performing its duties on behalf of the Funds.

Futures Commission Merchant

Prudential Bache Commodities, LLC (“Prudential”), in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Fund’s futures and options on futures transactions. Prudential acts as clearing broker for many other funds and individuals.

The Investors should be advised that Prudential is not affiliated with and does not act as a supervisor of the Funds or the Funds’ commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, Prudential is not acting as an underwriter or sponsor of the offering of any shares or interests in the Funds and has not passed upon the merits of participating in this offering.

Prudential has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. Additionally, Prudential does not provide any commodity trading advice regarding the Funds’ trading activities. Investors should not rely upon Prudential in deciding whether to invest in the Funds or retain their interests in the Funds. Investors should also note that the Funds may select additional clearing brokers or replace Prudential as the Fund’s clearing broker.

Margin Levels Expected to be Held at the FCM

The following is based on how each Fund will be managed as of the date of this Prospectus. While the portfolio composition may vary over time, it is not expected that any Fund will ever have futures exposure greater than 300% of Fund assets. Thus the maximum margin held at an FCM would not exceed three times the margin requirement. The margin levels described below are based upon current exchange requirements for non-hedger accounts. It is possible that a Fund’s FCM will require margins greater than the levels set by the relevant exchange and it is also possible that a Fund may qualify for the lower margin levels available to hedge accounts. However, because there is no certainty as to these probabilities, the estimates are made with the assumption that the applicable margin levels for the Funds are the current exchange margin levels for non-hedger accounts. The expected amount is listed first and the maximum amount is listed second. These amounts are based on current margin requirements and current futures levels. They will fluctuate with changes to either factor.

[As of [______], [Direxion [______] Shares] and [Direxion [______] Shares] each have futures contracts with notional amounts in the vicinity of [_____] and [_____] of Fund assets, respectively. The minimum margin requirement as a percent of futures notional is [___]%. Thus, the minimum margin required held at futures clearing merchants is about [___] and [___] of Fund assets for [Direxion [______] Shares] and [Direxion [______] Shares], respectively.]

[As of [_____], 2010, [Direxion [______] Shares] and [Direxion [______] Shares] do not hold futures contracts. Each of [Direxion [______] Shares] and [Direxion [______] Shares] may hold futures contracts in the future.]

The Funds receive the income on any securities or other property of the Fund transferred to the FCM to fulfill requirements for margin to be held by the FCM in respect of commodity interests, and receive a negotiated portion of any income derived by the FCM in respect of any cash transferred to the FCM and held for this purpose.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 1 7A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of each Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares of such Fund constituting a Creation Unit.

CONFLICTS OF INTEREST

The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

MATERIAL CONTRACTS

Administrative Agency Agreement

Bank of New York Mellon serves as each Fund’s Administrator pursuant to the terms of the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of each Fund, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of each Fund (other than making investment decisions or providing services provided by other service providers), including NAV calculations, accounting and other fund administrative services.

Bank of New York Mellon serves as each Fund’s Transfer Agent. Pursuant to the Administrative Agency Agreement among the Trust, on behalf of itself and on behalf of each Fund, the Transfer Agent and the Sponsor, the Transfer Agent serves as each Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Administrative Agency Agreement. Under the Administrative Agency Agreement, the Transfer Agent’s services include, among other things, assisting the Funds’ with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor.

The Administrative Agency Agreement has an initial term of one year and, after the initial term, will continue in effect for successive one year periods unless terminated on at least [seventy-five (75) days’] prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Administrative Agency Agreement at any time upon [thirty (30) days’] prior written notice to the other party if either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

In its capacity as Administrator and Transfer Agent, Bank of New York Mellon is both exculpated and indemnified under the Administrative Agency Agreement.

Custodian Agreement

Bank of New York Mellon serves as each Fund’s Custodian. Pursuant to the Custodian Agreement between the Trust, on its own behalf and on behalf of each Fund, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each respective Fund during the term of the Custodian Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of a Fund in a securities depository and may appoint a subcustodian to hold investment assets of a Fund. The Custodian has established and maintains one or more securities accounts and cash accounts for each Fund pursuant to the Custodian Agreement. The Custodian maintains separate and distinct books and records segregating the assets of each Fund.

The Custodian Agreement has an initial term of one year. After the initial term, the Custodian Agreement will continue in effect for successive one year periods unless the Trust, on behalf of each Fund, independently, or the Custodian terminates the Custodian Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than [seventy-five (75) days] after the date of such notice. In the event of the appointment of a successor custodian, the parties agree that the investment assets of a Fund held by the Custodian or any subcustodian shall be delivered to the successor custodian in accordance with reasonable instructions described in the Custodian Agreement. The parties further agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian is appointed, the Custodian shall in like manner transfer the Fund’s investment assets in accordance with the instructions set forth in the Custodian Agreement. If no instructions are given as of the effective date of termination, the Custodian may, at any time on or after such termination date and upon [ten (10) consecutive calendar days’] written notice to the Fund, either: (a) deliver the investment assets held under the Custodian Agreement to the Fund; or (b) deliver any investment assets held under the Custodian Agreement to a bank or trust company that meets the criteria set forth in the Custodian Agreement, with such delivery being at the risk of the Fund. In the event that investment assets or moneys of the Fund remain in the custody of the Custodian or its subcustodians after the date of termination of the Custodian Agreement due to the failure of the Fund to issue instructions with respect to its disposition or the fact that such disposition could not be accomplished in accordance with such instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such investments and moneys during such period as the Custodian or its subcustodians retain possession of such items, and the provisions of the Custody Agreement shall remain in full force and effect until the disposition of the investment assets.

The Custodian is both exculpated and indemnified under the Custodian Agreement.

Distribution Agreement

Pursuant to the Distribution Agreement between the Trust and Foreside, Foreside assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the initial public offering of the Shares and the Distribution Agreement will continue until [______] and thereafter will continue automatically for successive periods of [three] years. The Distribution Agreement may be terminated by either party at the end of the initial term or the end of any renewal term on [ninety (90) days’] prior written notice. Notwithstanding the foregoing, either party may terminate the Distribution Agreement in the event of a material breach of the agreement by the other party, upon [forty-five (45) days’] prior written notice, if such breach is not cured. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust.

Futures Account Agreement

Prudential, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Fund’s futures and options on futures transactions. Pursuant to the Futures Account Agreement between Prudential and the Funds, the Funds agree to indemnify and hold harmless Prudential, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by Prudential in connection with: (a) any failure by the Funds to perform its obligations under the Futures Account Agreement and any exercise by Prudential of its rights and remedies thereunder; (b) any failure by the Funds to comply with the applicable law; (c) any action reasonably taken by Prudential or its affiliates or agents to comply with the applicable law; and (d) any reliance by Prudential on any instruction, notice or communication that Prudential reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to Prudential on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify Prudential for any and all costs, losses, penalties, fines, taxes and damages that Prudential may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Account Agreement.

The Futures Account Agreement may be terminated at any time by the Funds or Prudential by written notice to the other.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  The Trust urges any investor that is a partner of a partnership holding Shares, to consult such investor’s own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular United States federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Generally, a partnership is not a taxable entity for United States federal income tax purposes and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by each Fund, in the opinion of K&L Gates LLP, each Fund will be classified as a partnership and not as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. The factual representations upon which K&L Gates LLP has relied are: (a) the Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Fund for United States federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Sponsor will use its best efforts to cause the operation of the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If a Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the Fund. This contribution and liquidation generally should be tax free to shareholders of the relevant Fund so long as the Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Fund would be treated as a corporation for United States federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of the Fund.

The discussion below is based on K&L Gates LLP’s opinion that each Fund is and will continue to be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year ends on October 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury Bills or other cash and cash equivalents held in the Fund’s portfolio. Each Fund may hold U.S. Treasury Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The character and timing of income that the Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, except as discussed below with respect to 1256 contracts, positions in currencies typically produce ordinary income and gains for U.S. federal income tax purposes. The IRS has recently issued guidance indicating that a position that certain taxpayers were accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also recently released a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asks for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As each Fund passes-through its items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, options and currency contracts. Section 1256 Contracts held by the each Fund at the end of a taxable year of the Funds will be treated for United States federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Funds’ Profits and Losses

For United States federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Funds’ Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Funds’ Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Code Section 754, the Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in the Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which is a fiscal year ending October 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “Disposition of Shares” below.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If the Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations (which have been phased out for 2010 but which will be reinstated in 2011 absent Congressional action) on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•  3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•  80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the shareholders, and each

U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of180 months. The Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Treasury regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which [the option closing date or the expiration of the over-allotment option occurs] shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Funds’ Trust Agreement, the Sponsor has been appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Trust’s Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, has the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Sponsor has the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Fund items.

A United States federal income tax audit of a Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for United States federal income tax purposes, both their share of the Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Fund or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the Fund is classified as a qualified PTP for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

It is generally expected that the Currency Funds will not be qualified PTPs.  Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt- financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to an excise tax equal to the amount of its UBTI for any year; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the United States federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules (such as corporations) or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

PURCHASES BY EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in a Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations— U.S. Shareholders—Tax-Exempt Organizations.” In addition, because they are not tax-paying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of a Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in a Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to Title I of ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit–sharing plans, “simplified employee pension plans,” KEOGH plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in a Fund, including the role that such an investment would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in a Fund, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including the investment in a Fund, are diversified so as to minimize the risk of large losses and that an investment in a Fund complies with the Plan.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN A FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUNDS IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued under ERISA by the U.S. Department of Labor, or the “ERISA Regulation”, contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”).  Among other things, the ERISA Regulation provides that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”).  The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly Offered Security Exception should apply with respect to the Shares of each Fund and that the assets of each Trust will not be treated as “plan assets” for purposes of ERISA or Section 4975 of the Code.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan if the Sponsor, the FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbols listed in this Prospectus. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units (50,000 Shares) to Authorized Participants. Shares of the Funds are offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, [________] and [______] have each executed an Authorized Participant Agreement and are the only Authorized Participants.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus would be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with Conduct Rule 2810 of FINRA. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10%.

The Sponsor, out of the relevant Management Fee, pays Foreside for performing its duties on behalf of the Funds. If the aggregate net assets of all of the Funds combined were to equal [___]%, the maximum fees payable to Foreside would represent [___]% per annum of the offering proceeds and [___]% of the offering proceeds for the three years following the date of this Prospectus. For a description of services provided by Foreside, see “Distributor” on page [___].

The Trust will advise Foreside if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2810.

LEGAL MATTERS

K&L Gates LLP has advised the Sponsor in connection with the Shares being offered hereby. K&L Gates LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. [________]. has represented the Trust in connection with the legality of the Shares being offered hereby. K&L Gates LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Employee Benefit Plans” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The Statements of Financial Condition at _________ __, 2010 and the Statements of Operations for the one day period of _______ __, 2010, for each of the Funds included in this Prospectus have been so included in reliance on the report of _________________, an independent registered public accounting firm, given on the authority of said firm as expert in accounting and auditing.

The audited Statement of Financial Condition of Direxion Asset Management LLC at __________ __, 2010, appearing in the registration statement of which this Prospectus is a part, has been audited by [Arthur F. Bell, Jr. & Associates, L.L.C.], an independent public accounting firm, as set forth in its report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as expert in accounting and auditing.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.DirexionShares.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

PRIVACY POLICY

At the Direxion Funds, we are committed to protecting your privacy.  To open and service your Direxion accounts, we collect and maintain certain nonpublic personal information about you, such as your address, phone number, social security number, purchases, sales, account balances, bank account information and other personal financial information.  We collect this information from the following sources:

•	Account applications or other forms on which you provide information,
•	Mail, e-mail, the telephone and our website, and
•	Your transactions and account inquiries with us.

We safeguard the personal information that you have entrusted to us in the following ways:

•	As a general policy, only those employees who maintain your account and respond to your requests for additional services have access to your account information.
•	We maintain physical, electronic, and procedural safeguards to insure the security of your personal information and to prevent unauthorized access to your information.

We do not disclose any nonpublic personal information about you or our former shareholders to anyone, except as permitted or required by law.  In the course of conducting business and maintaining your account we may share shareholder information, as allowed by law, with our affiliated companies and with other service providers, including financial intermediaries, custodians, transfer agents and marketing consultants.  Those companies are contractually bound to use that information only for the services for which we hired them.  They are not permitted to use or share our shareholders’ nonpublic personal information for any other purpose.  There also may be times when we provide information to federal, state or local authorities as required by law.

In the event that you hold fund shares of Direxion through a financial intermediary, including, but not limited to, a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with nonaffiliated third parties.

For questions about our policy, please contact us at (800) 851-0511.

This page is not a part of the Prospectus.

INDEX TO FINANCIAL INFORMATION

DirexionShares ETF Trust II	Pages
Audited Financial Statement as of [ ] [ ], 2010
Report of Independent Registered Public Accounting Firm
Statements of Financial Condition and Statements of Operations
Note to Financial Statements

Direxion Asset Management LLC
Audited Financial Statement as of [ ] [ ], 2010
Independent Auditor’s Report
Statement of Financial Condition
Notes to Statement of Financial Condition

80

Part II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Sponsor.

Amounts
SEC Registration Fees	$86,273
FINRA Filing Fees	$
Federal Taxes	$
State Taxes and Fees	$
Trustees’ Fees	$
Transfer Agents Fees	$
Printing Fees	$
Legal Fees and Expenses	$
Accounting Fees	$
Miscellaneous Offering Costs	$
Total	$

Item 14. Indemnification of Directors and Officers.

Article VI, Section 5 of the Registrant’s Trust Agreement provides that:

(a)
For the purpose of this Section, “Covered Person” includes any Person who is or was a Trustee, Sponsor or officer of the Trust , and their respective affiliates, and anyone else appointed as an officer of the Trust pursuant to Article V.  For purposes of liability protection, indemnification, advancement of expenses, and similar matters, a “Covered Persons” also includes any former Covered Person.

(b)
The Trust (or, in furtherance on Article IV Section 4(b)(ii), any Fund separately to the extent the matter in question relates to a Fund or is otherwise disproportionate) shall indemnify and hold harmless each Covered Person to the fullest extent permitted by law.  Without limiting the protection provided by the preceding sentence, the Trust (or, in furtherance on Article IV Section 4(b)(ii), any Fund separately to the extent the matter in question relates to a Fund or is otherwise disproportionate) shall indemnify and hold harmless each Covered Person against all claims, losses, liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person, in connection with the defense or disposition of any investigation, action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a Covered Person or by reason of his or her being or having been such a Covered Person except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such investigation, action, suit or other proceeding not to have acted in good faith in the belief that such Covered Person’s action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders by reason of bad faith misconduct of such Covered Person.

(c)
To the maximum extent permitted by law, the Trust (or, in furtherance on Article IV Section 4(b)(ii), any Fund separately to the extent the matter in question relates to a Fund or is otherwise disproportionate) shall advance the expenses incurred by any such Covered Person in connection with any civil, criminal administrative, or investigative proceeding or matter.  Without limiting the protection provided by the preceding sentence, expenses including counsel fees, so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties) shall be paid from time to time by the Trust in advance of the final disposition of any such investigation, action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Section.

(d)
To the maximum extent permitted by law, a Covered Person shall be presumed entitled to the rights of indemnification and for advancement of expenses as set forth above.  A Covered Person whose request for indemnification or advancement of expenses is denied shall have a right of appeal to another appropriate decision maker comparable to those set forth in 8 Del. C. § 145(d).

(e)
Any modification to the advancement or indemnification provisions set forth in this Section 5 shall not adversely affect any right or protection of an indemnitee with respect to any acts or omissions occurring prior to the time of the modification.

According to Article VI, Section 6 of the Trust Agreement, nothing contained in Section 5 shall affect any right to indemnification to which persons other than Sponsor and officers of this Trust may be separately entitled by contract or otherwise.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Registrant has not issued any securities that were not registered under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Document
(4)(1)	Trust Agreement for Direxion Shares ETF Trust II – filed herewith.
(4)(2)	Privacy Notice – annexed to the prospectus
(5)	Opinion of counsel as to legality – to be filed by amendment.
(8)	Opinion of counsel as to tax matters –to be filed by amendment.
(10)(1)	Form of Sponsor Agreement – to be filed by amendment
(10)(2)	Form of Authorized Participant Agreement – to be filed by amendment
(10)(3)	Form of Administrative Agency Agreement – to be filed by amendment
(10)(4)	Form of Custodian Agreement – to be filed by amendment
(10)(5)	Form of Distribution Services Agreement – to be filed by amendment.
(10)(6)	Form of Investment Advisory Agreement – to be filed by amendment
(10)(7)	Form of Futures Commission Merchant Agreement – to be filed by amendment
(10)(8)	Consent of Independent Registered Public Accounting Firm – to be filed by amendment

(b) Financial Statements.

None.

Item 17. Undertakings.

A.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

C.
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.	The undersigned registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 20, 2010.

                        Direxion Shares ETF Trust II

                        /s/ Dan O’Neill
                                              Dan O’Neill, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. O’Neill	Principal Executive Officer	July 20, 2010
Daniel D. O’Neill